UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF

1934 (AMENDMENT NO.     )

Filed by the registrant [X]

Filed by a party other than the registrant [    ]

Check the appropriate box:

[X] Preliminary proxy statement                 [    ] Confidential, for use of the Commission

only (as permitted by Rule 14a-6 (e) (2)).

[    ] Definitive proxy statement

[    ] Definitive additional materials

[    ] Soliciting material pursuant to Rule 14a-12

SPARTON CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

1.	(a) Title of each class of securities to which transaction applies:

N/A

2.	(b) Aggregate number of securities to which transactions applies:

N/A

3.	(c) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

4.	(d) Proposed maximum aggregate value of transaction:

N/A

(e)	Total fee paid:

N/A

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

5.	(a) Amount Previously Paid:

N/A

6.	(b) Form, Schedule or Registration Statement No.:

N/A

7.	(c) Filing Party:

N/A

8.	(d) Date Filed:

N/A

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Sparton Corporation will be held at 425 North Martingale Road, Schaumburg, Illinois 60173-2213, at the 425 Executive Conference Center on October 22, 2014, at 10:00 a.m., local time, for the following purposes:

(1)	To elect six directors each for a term of one year as set forth in the Proxy Statement.

(2)	To ratify the appointment of independent registered public accountants by an advisory vote.

(3)	To approve the Named Executive Officer compensation by an advisory vote.

(4)	To approve an amendment to the Company’s Amended and Restated Code of Regulations to provide that the state and federal courts located within the State of Ohio will be the exclusive forum for certain legal actions.

(5)	To re-approve the material terms of the performance goals specified in the Sparton Corporation 2010 Long-Term Stock Incentive Plan.

(6)	To transact such other business as may properly come before the meeting or at any adjournments thereof.

Only holders of common stock of record at the close of business on September 12, 2014 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors
/s/ Cary B. Wood	Scan this QR code to view digital versions of our Proxy Statement and 2014 Annual Report
CARY B. WOOD
President and Chief Executive Officer

Schaumburg, Illinois

October 3, 2014

IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, OR USE OUR INTERNET VOTING SYSTEM AS PROMPTLY AS POSSIBLE. THIS WILL ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE MEETING. IF YOU ATTEND THE MEETING IN PERSON, THE PROXY WILL NOT BE USED IF YOU SO REQUEST BY REVOKING IT AS DESCRIBED IN THE PROXY STATEMENT.

You may obtain directions to the Annual Meeting by sending a written request to Sparton Corporation, Attention: Corporate Secretary, 425 N. Martingale Road, Suite 2050, Schaumburg, Illinois 60173-2213.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Shareholders to Be Held on October 22, 2014. This Notice of Annual Meeting of Shareholders, Proxy Statement and our 2014 Annual Report are available at www.sparton.com.

Sparton Corporation

2014 Proxy Statement Summary

The following is summary of certain information provided in the body of this Proxy Statement. This Summary does not contain all of the information contained in this Proxy Statement, and shareholders should review the entire Proxy Statement before voting on any matter proposed hereunder.

2014 Annual Meeting of Shareholders

• Time and Date	10:00 a.m. Central Standard Time, October 22, 2014

• Place	425 North Martingale Road, Schaumburg, Illinois 60173-2213, at the 425 Executive Conference Center

• Voting	Shareholders as of the record date, September 12, 2014, are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Meeting Agenda and Voting Matters	Board Vote Recommendation	Page Reference (for more detail)

Election of Six Directors	FOR each director nominee	11

Ratification of BDO USA, LLP as independent registered public accountant for fiscal year 2015 by advisory vote	FOR	15

Advisory vote on Named Executive Officer Compensation	FOR	17

Approve Amendment to Amended and Restated Code of Regulations	FOR	18

Re-Approve Material Terms of Performance Goals Under Sparton Corporation 2010 Long-Term Stock Incentive Plan	FOR	19

Transact other business that properly comes before the meeting

Director Nominees	Independence
James D. Fast	Other than Mr. Wood, who is the President and Chief Executive Officer of
Joseph J. Hartnett	Sparton Corporation, all director nominees are independent.
Charles R. Kummeth
David P. Molfenter	Attendance
James R. Swartwout (Chairman)	In fiscal year 2014, each of our director nominees attended at least 75% of all
Cary B. Wood	meetings of the Board and committees on which they serve (during the period served).

Independent Registered Public Accountant

Sparton Corporation is asking the shareholders to ratify the appointment of BDO USA, LLP for fiscal year 2015. The following table summarizes the fees that BDO USA, LLP billed Sparton Corporation for the fiscal years ended June 30, 2014 and 2013:

(In thousands)	Year Ended June 30,
	2014	2013
Audit Fees	$ 412	$ 400
Audit-Related Fees	24	304
Tax Fees	243	225
All Other Fees	—	—
Total	$ 679	$ 929

i

Executive Compensation

Sparton Corporation believes that its compensation policies and practices are effective in achieving its goals of attracting, motivating, retaining and rewarding its senior management team in order to achieve Sparton Corporation’s corporate objectives and increase value for its shareholders. Please see “Executive Officer and Director Compensation” below at page 27 for details regarding compensation for fiscal year 2014.

2015 Annual Shareholders Meeting

Deadline for shareholder proposals to be included in the 2015 Proxy Statement: May 13, 2015.

Deadline for shareholder proposals: June 24, 2015.

SPARTON CORPORATION

425 N. Martingale Road

Suite 2050

Schaumburg, Illinois 60173-2213

PROXY STATEMENT

For the Annual Meeting of Shareholders to be held on October 22, 2014

SOLICITATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SPARTON CORPORATION, an Ohio corporation (the “Company”), of proxies for use at the 2014 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 425 North Martingale Road, Schaumburg, Illinois 60173-2213, at the 425 Executive Conference Center on Wednesday, October 22, 2014, at 10:00 a.m., Local Time, and at any and all adjournments thereof. The cost of solicitation will be paid by the Company. The Company has not retained a proxy solicitor to assist with the solicitation of proxies but retains the right to do so. Officers and employees of the Company and its subsidiaries may solicit proxies personally, by telephone, facsimile or other means, without additional compensation. This Proxy Statement and the form of proxy card are expected to be mailed to shareholders on or about October 3, 2014.

At the meeting, the Company’s shareholders will act upon five proposals. The first proposal is the election of six directors, each to serve for a one-year term until the annual meeting held in the year 2015 and the election and qualification of their successors. The second proposal is the ratification of the appointment of independent registered public accountants by an advisory vote. The third proposal is the approval of the compensation of the Named Executive Officers (defined below) by an advisory vote. The fourth proposal is the approval of an amendment to the Company’s Amended and Restated Code of Regulations, as amended to date (“Code of Regulations”) to provide that the state and federal courts located within the State of Ohio will be the exclusive jurisdiction for certain legal actions. The fifth proposal is the re-approval of the material terms of the performance goals specified in the Sparton Corporation 2010 Long-Term Stock Incentive Plan. The proposals are described in more detail in this Proxy Statement.

OUTSTANDING STOCK AND VOTING RIGHTS

In accordance with the Code of Regulations of the Company, the Board of Directors has fixed the close of business on September 12, 2014 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on that date will be entitled to vote. As of the record date for the Annual Meeting, the Company had outstanding 10,129,031 shares of common stock, each entitled to vote at the Annual Meeting. Votes cast at the meeting and votes submitted by proxy are counted by the inspectors of the election, who are appointed by the Company.

Voting by Proxy

If a shareholder is a corporation or partnership, the accompanying proxy card should be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title should be given and a certificate or other evidence of appointment should be furnished.

You can vote in one of three ways. You can vote by mail, you can authorize the voting of your shares over the Internet or you can vote in person at the Annual Meeting. Your proxy may be solicited up to the date and time of the meeting.

Voting by Mail

If you choose to vote by mail, you may vote by completing and signing the proxy card that accompanies this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of the Company’s Board of Directors. If you choose to vote by mail, your duly signed proxy card must be received by 11:59 p.m., Central Standard Time, on October 21, 2014.

Voting by Internet

If you choose to vote over the Internet, instructions for a shareholder of record to vote by the Internet are set forth on the enclosed proxy card. The Internet voting procedures are designed to authenticate votes cast by use of a personal identification number that appears on the proxy card. These procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote over the Internet, you do not have to mail in your proxy card, but your vote must be received by 11:59 p.m. Central Standard Time on October 21, 2014.

Voting 401(k) Plan Shares

If you participate in the Company’s 401(k) retirement savings plan (the “401(k) Plan”) and hold shares in your plan account, you may give voting instructions as to the number of shares credited to your account as of the record date. You may provide voting instructions (or a change or revocation in voting instructions) to the plan trustee, SunTrust Banks, Inc. (“SunTrust”), through any of the voting methods described above, except that you may not vote your plan shares in person at the Annual Meeting. Only the trustee of the 401(k) Plan, SunTrust, may vote your plan shares. Your voting instructions (or change or revocation in voting instructions) must be received before 11:59 p.m. Central Standard Time on October 21, 2014.

Shares Held in Street Name

If you are not the record holder of the shares you own because they are held in “street name” by a bank or brokerage firm, your bank or brokerage firm is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the rules of The New York Stock Exchange (“NYSE”), if you do not give instructions to your brokerage firm, it may still be able to vote your shares with respect to certain “discretionary” items that are deemed by the NYSE to be routine (e.g., the ratification of the appointment of independent registered public accountants), but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. If you do not provide voting instructions to your broker with respect to non-discretionary items such as election of directors, amendment to the Company’s Code of Regulations, re-approval of the material terms of the performance goals under the 2010 LTIP (defined below), and the advisory vote on the compensation of Named Executive Officers, your shares will not be voted for any such proposal. In such case, the shares will be treated as “broker non-votes.”

Revocation and How Shares are Voted if No Instructions are Provided

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation with the Chairman or Secretary of the Company, at or before the Annual Meeting, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Chairman or Secretary of the Company either signed and returned by mail or transmitted using the Internet procedures at or before the Annual Meeting subject to deadlines set forth above or

(iii) attending the Annual Meeting and voting in person with adequate notification (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Unless revoked, the shares represented by the enclosed proxy will be voted at the meeting in accordance with any specification made thereon, if the proxy is returned properly executed and delivered in time for voting in accordance with the deadlines set forth above.

Unless otherwise specified, the proxy will be voted “FOR” the election of the six director nominees, “FOR” the ratification of the appointment of independent registered public accountants, “FOR” approval of the compensation of the Named Executive Officers and “FOR” approval of the amendment to the Company’s Code of Regulations.

Quorum and Vote Required

At all meetings of shareholders, including the Annual Meeting, the holders of record of a majority of the outstanding voting shares of the Company, present in person or by proxy, constitutes a quorum for the transaction of business.

In accordance with the Company’s Second Amended Articles of Incorporation, and with respect to Proposal 1, a director nominee must receive, in an uncontested election of directors, a greater number of votes cast “FOR” his or her election than “AGAINST” his or her election. Under our governing documents and Ohio law, an incumbent director who is not re-elected will continue in office as a “holdover” director until his or her successor is elected by a subsequent shareholder vote, or his or her earlier resignation, removal from office or death. In order to address “holdover” terms for any incumbent directors who fail to be re-elected under our majority vote standard, our Corporate Governance Guidelines provide that if a director nominee does not receive a majority affirmative vote, he or she will promptly offer his or her resignation as a director to the Board of Directors. Within ninety (90) days, the Board of Directors will decide, after taking into account the recommendation of the Nominating and Corporate Governance Committee (in each case excluding the nominee(s) in question), whether to accept the resignation. The Nominating and Corporate Governance Committee and the Board of Directors may consider any relevant factors in deciding whether to accept a director’s resignation. The Board of Directors explanation of its decision shall be promptly disclosed in a filing with the Securities and Exchange Commission (“SEC”).

With respect to Proposal 2, the ratification of the appointment of the independent registered public accountant requires the affirmative vote of a majority of the shares entitled to vote thereon and present in person or represented by proxy at the Annual Meeting.

With respect to Proposal 3, the approval of the compensation of the Named Executive Officers requires the affirmative vote of a majority of the shares entitled to vote thereon and present in person or represented by proxy at the Annual Meeting.

With respect to Proposal 4, the approval of the amendment to the Company’s Code of Regulations requires the affirmative vote of a majority of the shares entitled to vote thereon and present in person or represented by proxy at the Annual Meeting.

With respect to Proposal 5, the re-approval of the material terms of the performance goals specified in the 2010 LTIP requires the affirmative vote of a majority of the shares entitled to vote thereon and present in person or represented by proxy at the Annual Meeting.

Broker non-votes and abstentions are not counted for purposes of any of the proposals, other than Proposals 4 and 5, for which abstentions are counted and have the effect of a negative vote against the Proposal. Proposals 2 and 3 are advisory in nature and not binding, although the Board will carefully consider the shareholder votes.

Other Matters

Management does not intend to present, and does not know of anyone who intends to present, any matters at the meeting to be acted upon by the shareholders not referred to in the Notice and this Proxy Statement. If any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Independence criteria and determination

The listing requirements under Section 303A.01 of the NYSE Listed Company Manual (the “Manual”) provide that a majority of the members of a listed company’s board of directors must be independent. The question of independence is determined with respect to every director pursuant to standards set forth in the Manual. The Manual also requires that certain committees be composed entirely of independent directors. The committees covered by this requirement are the Audit, Compensation, and Nominating and Corporate Governance Committees. Based upon the standards set forth in the Manual, as of the date of this Proxy Statement, six of the Board’s seven members, being more than a majority of the Board, are independent. All current members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent in that those directors do not have a material relationship with the Company directly or as a partner, shareholder or affiliate of an entity that has a relationship with the Company.

In making such determinations, the Board considered (i) whether a director had, within the last three years, any of the relationships under Section 303A.02(b) of the Manual with the Company that would disqualify a director from being considered independent, (ii) whether the director had any disclosable transaction or relationship with the Company under Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which relates to transactions and relationships between directors and their affiliates, on the one hand, and the Company and its affiliates (including management), on the other, and (iii) the factors suggested in the NYSE’s Commentary to Section 303A.02, such as commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships, among other relationships, or other interactions with management that do not meet the absolute thresholds under Section 303A.02 or Item 404(a) but which, nonetheless, could reflect upon a director’s independence from management. In considering the materiality of any transactions or relationships that do not require disqualification under Section 303A.02(b), the Board considered the materiality of the transaction or relationship to the director, the director’s business organization and the Company and whether the relationship between (i) the director’s business organization and the Company, (ii) the director and the Company and (iii) the director and his or her business organization interfered with the relevant director’s business judgment.

Based on the foregoing, the Company has determined that the following directors are independent: James D. Fast, Joseph J. Hartnett, Charles R. Kummeth, David P. Molfenter, Douglas R. Schrank, and James R. Swartwout. Mr. Schrank will not stand for re-election at the Annual Meeting.

Meetings of Independent Directors

The independent directors schedule meetings in executive sessions without the presence of the Company’s management. The Chairman presides over the sessions during the year.

The independent directors met 4 times during the last fiscal year.

Shareholder Communication with Independent Directors

Shareholders wishing to communicate directly with the independent directors may send correspondence addressed as follows:

Independent Directors

c/o Corporate Secretary

Sparton Corporation

425 N. Martingale Road, Suite 2050

Schaumburg, Illinois 60173-2213

Board Leadership Structure and Board and Committee Information

Chairman

Mr. James R. Swartwout has been elected by the directors as the Chairman. The Chairman provides leadership to enhance the Board’s effectiveness, presides over meetings of the directors, and serves as a liaison between the Board and management. The Chairman is responsible for determining when to hold, and who shall preside over, executive sessions held by the independent directors. If a shareholder, employee, or third party prefers not to communicate directly with the entire Board of Directors or management, communications may be sent to the Chairman, in care of the Corporate Secretary, using the above address.

Board and Committee Structure

As of the date of this Proxy Statement, the Company’s Board of Directors consists of six independent directors, including the Chairman of the Board, Mr. Swartwout, and one non-independent director, Mr. Cary B. Wood, the President and Chief Executive Officer of the Company. The Board has established three committees, being the Audit, Compensation, and Nominating and Corporate Governance Committees, as further described below. Each of the committees is comprised solely of independent directors, and each committee has a different chair. The Company believes that its predominantly independent Board, mixed with the experience of its non-independent director, constitutes a leadership structure that is most appropriate for the Company and its shareholders.

The Board of Directors had 7 meetings during fiscal year 2014.

Board Committee Membership

Director	Independent	Audit	Compensation	Nominating and Corporate Governance
James D. Fast	Yes		x	x - Chairman
Joseph J. Hartnett	Yes	x
Charles R. Kummeth	Yes		x	x
David P. Molfenter	Yes		x - Chairman	x
Douglas R. Schrank	Yes	x - Chairman
James R. Swartwout	Yes	x
Cary B. Wood	No

x denotes committee membership

Audit Committee

The Audit Committee met 5 times during fiscal year 2014 and is comprised of Messrs. Douglas R. Schrank (Chairman), Joseph J. Hartnett and James R. Swartwout. The Audit Committee operates under a written charter and oversees auditing, financial reporting and internal control matters regarding accounting and financial controls. It also selects the firm that the Company retains as its independent registered public accountants and recommends the ratification of their selection by the shareholders. The Audit Committee consults with the independent registered public accountants and oversees their audit and other work. The Audit Committee also consults with the Chairman of the Board, President and Chief Executive Officer, and Chief Financial Officer and oversees those individuals who review the Company’s internal controls and compliance with policies. Each member of the Audit Committee is “independent,” as defined under the NYSE listing standards.

Each of Mr. Hartnett and Mr. Schrank, in addition to being “independent,” qualifies as an “audit committee financial expert” as defined in the SEC Regulation S-K, Item 407(d)(5)(ii). Mr. Hartnett’s relevant financial experience includes that he is a licensed Certified Public Accountant in the State of Illinois since 1982, and has advised multiple boards and audit committees with respect to accounting matters. Mr. Hartnett has a B.S. in Accounting from the University of Illinois—Chicago, served with Grant Thornton LLP from 1980 to 2000, and was an audit partner with Grant Thornton LLP from 1992 to 2000. Mr. Hartnett served as the Chief Financial

Officer of U.S. Robotics Corporation, an Internet communications products company. Mr. Schrank’s relevant financial experience includes that he was licensed as a Certified Public Accountant in the State of Minnesota in 1973 and prior to retirement served as the Chief Financial Officer of multiple companies, including a multinational publicly traded pharmaceutical company. Further, Mr. Schrank received a Master of Business Administration from the University of Michigan in 1972. For additional detail, see “Director Biographies” below at page 11 describing the members of the Board of Directors and their respective experience, qualifications, attributes and skills.

The independent registered public accountants have access to the Audit Committee without any other members of management being present. The Audit Committee met with management and the independent registered public accountants before the announcement of earnings each quarter. The Audit Committee also met with the independent registered public accountants without management present on 5 occasions during fiscal year 2014. The Audit Committee also reviewed the annual consolidated financial statements and annual report on Form 10-K and the Audit Committee report in this Proxy Statement before each was filed with the SEC.

Compensation Committee

The Compensation Committee held 16 meetings during fiscal year 2014. The Compensation Committee is comprised of Messrs. David P. Molfenter (Chairman), James D. Fast and Charles R. Kummeth, and it monitors the remuneration, including restricted stock and stock options, for the Company’s management, including the Named Executive Officers.

The Compensation Committee may delegate its authority to subcommittees consisting of independent directors and may be assisted on compensation matters by members of the Company’s staff. The Compensation Committee (the “Committee”) may, as needed, employ compensation consultants to assist the Committee with the Committee’s determination of the amount and/or form of executive compensation. See page 33 below under the heading “Role of the Compensation Consultant” for discussion regarding the Compensation Committee’s use of consultants. The compensation philosophy, the compensation components, and their application as described in the Compensation Discussion and Analysis, which appears below, are generally employed by the Compensation Committee in connection with the compensation for all of the executive officers of the Company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which is comprised of Messrs. James D. Fast (Chairman), Charles R. Kummeth and David P. Molfenter, held 6 meetings during fiscal year 2014. The Nominating and Corporate Governance Committee reviews corporate governance documents, and reviews the makeup of the existing Board of Directors and the tenure of its members, consistent with appropriate principles of corporate governance and applicable regulations, and reviews and recommends director remuneration to the full Board of Directors. The Nominating and Corporate Governance Committee also receives candidate resumes, and considers and recommends candidates for election to the Board consistent with the needs of the Company, regulatory requirements, and the qualifications of the candidates. The Nominating and Corporate Governance Committee has implemented a formal process for consideration of candidates, which is described under “Director Qualifications” below.

Board Role in Risk Oversight

The Board is ultimately responsible for oversight of risk management. As part of the risk management process, the Company’s management team, through its Risk Management Committee, is responsible for identifying and monitoring potential risks facing the Company. The Risk Management Committee’s Chairman will rotate annually and various business departments report potential risks to the Chairman on a periodic basis. The Chairman of the Risk Management Committee reviews such potential risks with the Committee and counsel and reports its determinations to the Board. The Company believes that reviewing risk at the business department level by the Risk Management Committee, as reported to the Board of Directors, provides the Board of Directors with a comprehensive and detailed overview of enterprise risk.

The Audit Committee is charged with reviewing the adequacy and effectiveness of the accounting and financial controls, including the Company’s systems to monitor, assess and manage financial, business, legal and compliance risk.

Further, the Board believes that the roles of Chief Executive Officer and Chairman of the Board of Directors should be separated and therefore two different individuals serve as the Company’s Chief Executive Officer and Chairman. Mr. Cary B. Wood serves as the Company’s Chief Executive Officer and Mr. James R. Swartwout serves as the Chairman of the Company’s Board of Directors.

The Company’s risk structure allows the Company’s independent directors to exercise effective oversight of the actions of management, led by Mr. Cary B. Wood as Chief Executive Officer and President, in identifying risks and implementing effective risk management policies and controls.

Corporate Governance Guidelines and Charters

The Board of Directors has adopted Corporate Governance Guidelines applicable to the Company. The Nominating and Corporate Governance Committee reviews the Guidelines annually to determine whether to recommend changes to the Board of Directors to reflect new laws, rules and regulations and developing governance practices. The Guidelines address several key areas of corporate governance, including the Company’s governance philosophy, director responsibilities, Board composition, Board meetings and committees, director independence, and director compensation. The Guidelines are available on the Company’s website, www.sparton.com.

In addition to the Guidelines, the Board adopted charters for the Compensation, Audit and Nominating and Corporate Governance Committees addressing corporate governance issues. These charters address issues such as independence of the committee members, committee organization and powers, member qualifications, duties and responsibilities, and corporate governance.

As of June 30, 2014, all members of the Audit, Compensation, and Nominating and Corporate Governance Committees were independent directors. Copies of the charters for each of these committees are located on the Company’s website, www.sparton.com. The Company continues to develop and refine its corporate governance policies and practices and their place within the committee structure of the Board of Directors.

The Board has determined that maintaining an Executive Committee as a standing committee is not necessary, in part due to the smaller size of the Board. The Board will continue to review whether or not it is appropriate to re- establish an Executive Committee in the future.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics sets forth the Company’s corporate values. The Code of Business Conduct and Ethics governs the actions and working relationships of the Company’s employees, officers and directors, and sets forth the standard of conduct of the Company’s business at the highest ethical level and in compliance with all applicable laws and regulations.

To the extent any waiver is granted with respect to the Code of Business Conduct and Ethics that requires disclosure under applicable SEC rules, such waiver will also be posted on the Company’s website, as will any amendment that may be adopted from time to time.

Additionally, the Company has established the following statement of its “Corporate Values”:

“We demand performance excellence in all that we do.

“We demand integrity of ourselves, our products, and our services.

“We foster growth and success in an environment of teamwork, collaboration, empowerment, and accountability.

“We develop long term, trusting relationships to ensure mutually profitable growth.

“We will maintain a safe and environmentally sound workplace.

“We will be good corporate citizens in the communities in which we reside.”

Whistleblower Provisions

It is the Company’s policy to encourage its employees and other persons to disclose improper activities, and to address complaints alleging acts of reprisal or intimidation resulting from disclosure of improper activities. Individuals wishing to report improper activities may call the Company’s Whistleblower service at 1-800-488-1933 (from within the United States) or 1-800-4818 (from Vietnam). Activities may be reported anonymously if desired.

Director Attendance at Meetings

All directors attended at least 75% of the aggregate total number of meetings of the Board and committees on which they serve during fiscal year 2014. In addition, the directors are expected to attend the Annual Meeting. At the Company’s 2013 Annual Meeting of the Shareholders, all of the directors serving at that time were in attendance. Pursuant to our Corporate Governance Guidelines our directors are encouraged to attend director education programs on an annual basis.

Director Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, from time to time, the appropriate qualities, skills and characteristics desired for members of the Board of Directors in the context of the current make-up of the Board. This assessment includes consideration of the following summary of qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors, as well as the following considerations for the composition of the Board of Directors as a whole:

Essential Qualities

•	Relevant and substantial business experience, with an understanding of what is involved in leading a company

•	Sound business instincts and judgment, with the ability to make informed and strategic decisions

•	Professional and personal reputation and integrity consistent with the Company’s Code of Business Conduct and Ethics

•	Strong interpersonal skills evidencing the ability to work as part of a group and express views that are both challenging to and supportive of management

•	Commitment and availability to the Company to perform necessary and desired duties, with the ability to accept accountability for their role in decisions of the Board of Directors

•	Genuine interest in the Company, its business, and its people, with a willingness to remain committed over a period of several years

Board Composition Considerations

•	Strategic mix of directors allowing for diverse expertise and experience fitting the specific needs of the Company, now and anticipated in the future

•	Multiple directors possessing understanding and expertise in the area of accounting and finance

•	Multiple directors with specific experience and knowledge of the risks and challenges unique to the industries in which the Company operates

•	Visionaries with the ability to lead, manage change, and assist in the continued growth of the Company

•	Familiarity with and understanding of the media and various financial markets

•

The Board considers diversity, including cognitive and experiential diversity, of director nominees to be desirable to achieve balanced deliberation; however the Company does not have a formal written diversity policy

These and other factors are considered by the Board of Directors in selection of director nominees.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting director candidates. The Board of Directors delegates the identification, recruitment and recommendation of director nominees to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors and management will be requested to take part in the process as appropriate.

When it is determined by the Board of Directors that a new director or nominee is to be recruited, the Nominating and Corporate Governance Committee undertakes a candidate selection process. The Committee maintains a selection criteria document, which has been approved by the Board of Directors and which the Committee reviews regularly to ensure that it is applicable. The criteria include both general criteria that all candidates must meet and specific criteria regarding skill or background that are desirable to the Board of Directors. The Nominating and Corporate Governance Committee, with the counsel of the full Board of Directors, determines which specific background should be represented in the candidate. The criteria are then given to a professional recruiter who specializes in board placements and a search is commenced. Potential candidates known to existing directors or suggested by shareholders who are believed to meet the criteria may be suggested to the recruiting agency for inclusion in the initial pool of candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the qualifications for director nominees established by the Nominating and Corporate Governance Committee. Based on the results of an evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointments to the committees of the Board.

Procedure for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee will consider director candidates who are recommended by shareholders of the Company. As required by Article I, Section 10 of the Company’s Code of Regulations, to recommend a nominee, a shareholder should write to the Company’s Corporate Secretary at 425 N. Martingale Road, Suite 2050, Schaumburg, Illinois 60173-2213. Under the current Code of Regulations, to be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in the Company’s Proxy Statement for its Annual Meeting of Shareholders, a shareholder recommendation for a director must be received by the Company’s Secretary no later than 120 days nor more than 240 days prior to the one year anniversary of the preceding Annual Meeting.

Any recommendation must include (i) all information relating to such nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Rule 14a-11 of the Exchange Act or in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K; (iii) a representation of the shareholder that he or she intends to appear at the annual meeting to bring such nomination or other business before the annual meeting; and (iv) such other information as may reasonably be required by the Board of Directors as described in the Company’s proxy statement for the preceding year’s annual meeting. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

Further information regarding shareholder recommendation of director candidates is contained in the Nominating and Corporate Governance Committee Charter, which is available at the Company’s website at www.sparton.com.

Assuming the appropriate information is provided for candidates submitted by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following the same process, and applying the same criteria, as for candidates submitted by members of the Board of Directors. All director nominees recommended for election at the Annual Meeting are current members of the Board of Directors.

Shareholder Communications Policy

Shareholders should communicate with the Board of Directors by sending a letter to the Sparton Corporation Board of Directors, c/o the Corporate Secretary, 425 N. Martingale Road, Suite 2050, Schaumburg, Illinois 60173-2213. The Corporate Secretary will receive the correspondence and forward it to the director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, harassing, illegal, not reasonably related to the Company or its business, or similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications (other than a proposal submitted pursuant to Rule 14a-8 under the Exchange Act, or any communication made in connection with such a proposal) or to take other appropriate actions with respect to any such inappropriate communications. In addition, the Corporate Secretary is authorized to forward communications that are clearly more appropriately addressed by other departments, such as customer service or accounting, to the appropriate department. The foregoing instructions by the directors to the Corporate Secretary are subject to change by the directors. Additionally, all communications are available to any director who wishes to review them.

Availability of Information at Company Website

The Company’s website address is www.sparton.com. Information provided at the website includes, among other items, the Company’s Corporate Governance Guidelines, current charters for the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors, Board committees and their membership, the Company’s Code of Business Conduct and Ethics, any Shareholder Letters, the Company’s Annual Report, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and news releases. The information is also available, without charge, by contacting the Shareholders’ Relations Department at 1-847-762-5800.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees

Messrs. James D. Fast, Joseph J. Hartnett, Charles R. Kummeth, David P. Molfenter, James R. Swartwout and Cary B. Wood, current directors whose terms of office expire at the Annual Meeting, are nominees for election to a one year term expiring in 2015 and the election and qualification of their successors. The nominations were made by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

Our Code of Regulations provides that our Board of Directors will consist of not less than six members, but our Board is authorized to fix and change the actual number of our directors from time to time.

We currently have seven members on our Board of Directors. However, given the announcement by Douglas R. Schrank that he does not plan to stand for re-election at the Company’s Annual Meeting, there will only be six members serving on our Board. The Board has commenced a search for a suitable replacement director; however, the process is not expected to be completed prior to the Annual Meeting. Accordingly, the Board has fixed the minimum number of members of directors of the Board at six and intends to increase the minimum number to seven once a candidate is selected.

It is believed that all six nominees are, and will be at the time of the Annual Meeting, available for election; and, if elected, will serve. Each of the nominees has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director, if elected at the Annual Meeting. However, in the event one or more of them is or should become unavailable, or should decline to serve, it is intended that the proxies will be voted for the balance of the nominees and for such substitute nominee or nominees as the Board of Directors may in its discretion select.

Vote Required for Approval

Each share of common stock is entitled to one vote for each of the six director positions being filled at the Annual Meeting. In order to elect a nominee as a director of the Company, he or she must receive a greater number of votes cast “FOR” his or her election than “AGAINST” his or her election. Shares not voted at the Annual Meeting, whether by abstention, broker non-vote, or otherwise, will have no effect on the election of directors. See “Outstanding Stock and Voting Rights – Quorum and Vote Required” at page 3 for additional information.

Board Recommendations

The Board of Directors recommends a vote “FOR” the election of each of the six nominees, James D. Fast, Joseph J. Hartnett, Charles R. Kummeth, David P. Molfenter, James R. Swartwout and Cary B. Wood.

Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote FOR the election of the six nominees.

Director Biographies

The following table summarizes the specific experience, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee and the Board of Directors to conclude that the following individuals should serve as directors are set forth opposite each individual’s name. The Company’s Board of Directors consists primarily of individuals with broad leadership and business skills, as detailed below, who have relevant experience with companies ranging in size from smaller to much larger than the Company, including individuals who have served as chief executive officers and chief financial officers of such companies. The Nominating and Corporate Governance Committee and the Board of Directors consider the skill sets both individually and as a whole in considering who to recommend as nominees. The Board of Directors believes that all of the members of the Board have the highest professional and personal ethics and values.

Director since: 2001 Independent

James D. Fast, age 66

Retired since August 2008, formerly Chief Executive Officer, President and Director of Firstbank-West Michigan, Ionia, Michigan. Prior to joining Firstbank, Mr. Fast served as Group Vice President, Michigan National Bank-Michiana. Mr. Fast has forty years of experience in commercial banking and administration. Mr. Fast previously served as a Director of Volcor Finishing, a privately held company in Ionia, Michigan.

Mr. Fast has experience with respect to mergers and acquisitions, negotiation, compliance management and human resource oversight and supervision of financial statement preparation. His extensive skill set with respect to executive management and commercial finance provides the Board with beneficial insights with respect to business and finance matters.

Director since: 2008 Independent

Joseph J. Hartnett, age 59

Mr. Hartnett served as President and Chief Executive Officer of Ingenient Technologies, Inc., a multimedia software development company located in Rolling Meadows, Illinois, from April 2008 through November 2010. He joined Ingenient as Chief Operating Officer in September 2007 and left Ingenient following the sale of the company and completion of post-sale transition activities. Prior to Ingenient, Mr. Hartnett served as President and Chief Executive Officer of U.S. Robotics Corporation, a global Internet communications product company headquartered in Schaumburg, Illinois, from May 2001 through October 2006. He was Chief Financial Officer of U.S. Robotics from June 2000 to May 2001. Prior to U.S. Robotics, Mr. Hartnett was a partner with Grant Thornton LLP where he served for over 20 years in various leadership positions at the regional, national, and international level.

Mr. Hartnett is a licensed Certified Public Accountant in the State of Illinois (licensed 1982 to present), and holds a Bachelor of Science degree in Accounting from the University of Illinois at Chicago.

Mr. Hartnett serves as a director and member of the audit committee, compensation committee and nominating and corporate governance committee of Garmin Ltd. since June 7, 2013, and is a former director of Crossroads Systems, Inc., U.S. Robotics Corporation and Ingenient Technologies, Inc.

Mr. Hartnett brings significant industry experience in the areas of international business, operations management, executive leadership, strategic planning and finance, as well as extensive corporate governance, executive compensation and financial experience.

Director since: 2011 Independent

Charles R. Kummeth, age 54

Mr. Kummeth serves as the Chief Executive Officer of Techne Corporation, a Minnesota corporation, since April 2013. Techne Corporation and its subsidiaries are engaged in the development, manufacture and sale of biotechnology products and hematology calibrators and controls. Mr. Kummeth served as President of the Mass Spectrometry and Chromatography division of Thermo Fisher Scientific, a Delaware corporation that provides services and products within the science industry, from April 2008 through March 2013. He previously served as President of the Medical Product Division of 3M, a Delaware corporation, beginning in 2006. From 2004 to 2006, Mr. Kummeth served as the Managing Director of 3M for the UK and Ireland.

Mr. Kummeth has served on the board of BSN Medical Inc., a private global medical device company, since March 2013.

Mr. Kummeth received a Bachelor of Science in Electrical Engineering from University of North Dakota in 1983, a Master of Science in Computer Science from University of St. Thomas in 1989, and a Master of Business Administration from the Carlson School of Business at the University of Minnesota in 1993.

Mr. Kummeth has significant industry experience in the areas of serving science, innovative technologies, software and laboratory operations. His extensive skill set with respect to executive management of a global company with high repute in the scientific community provides the Board with industry expertise and added business insights.

Director since: 2000 Independent

David P. Molfenter, age 69

Mr. Molfenter retired in August 2000. He formerly was Vice President Command, Control, Communication and Information Systems Segment, Raytheon Systems Company, a high technology company specializing in defense electronics, Fort Wayne, Indiana. Mr. Molfenter has a Master of Business Administration from Indiana University and a M.S. Electrical Engineering from Purdue University. Prior to employment with Raytheon Systems Company, Mr. Molfenter served as Chief Executive Officer of Magnavox Electronics Systems, Co. from 1993 to 1995, and as President of Hughes Defense Communications from 1995 to 1997. Since March, 2010, Mr. Molfenter has served as a member of the board of directors of Bowmar, LLC, a privately held company in Fort Wayne, Indiana.

Mr. Molfenter’s extensive executive management and board experience, including service as the principal executive officer of multiple companies and his fourteen years with the Company’s Board, provides him with the necessary skills to serve on the Board of Directors.

Director since: 2008 Independent

James R. Swartwout, age 68

Mr. Swartwout has been an advisor to private equity groups since 2008. From October 2006 to September 2008, he was Chief Executive Officer and member of the Board of Directors of Habasit Holding USA, the acquirer of Summa Industries, a California-based, publicly traded manufacturer of diversified plastic products for industrial and commercial markets. From October 1988 to October 2006, Mr. Swartwout held the following positions with Summa Industries (formerly NasdaqGM: SUMX): Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer. Mr. Swartwout has served on the boards of directors of numerous public and private companies. He received a Bachelor of Science in Industrial Engineering from Lafayette College and a Master of Business Administration from the University of Southern California.

Mr. Swartwout has extensive experience in a broad array of matters relevant to the affairs of the Company, including mergers, acquisitions and divestitures; management of complex, multi-business corporations; corporate governance and other matters concerning public companies.

Director since: 2008 Management

Cary B. Wood, age 47

Mr. Wood has been President of the Company since April 2009 and Chief Executive Officer of the Company since November 2008.

During the period August 2004 to November 2008, Mr. Wood served in a variety of roles for Citation Corporation (now known as Grede Holdings, LLC). He served as interim CEO for a period of time, after which he served as the company’s Chief Operating Officer for an extended period of time. Grede Holdings, LLC is located in Southfield, Michigan and is a private company manufacturing cast, machined and assembled components for the transportation and industrial markets. Mr. Wood began his career with General Motors Corporation followed by a period with United Technologies Corporation in a variety of roles, including general management, operations and engineering capacities. He has progressed through both private and public company settings and has a developed track record in performance turn-around and growth strategies. Mr. Wood received a Bachelor of Science in Technology from Purdue University in 1989 and a Master of Science in Industrial Operations in the School of Management from Lawrence Tech University in 1995.

Mr. Wood’s experience in the areas of executive management, corporate turn-around, and growth strategies, as well as his in depth knowledge of the Company and its operating segments, are highly valuable attributes to the Company and its Board.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Relationship with Independent Registered Public Accountants

The Audit Committee appoints the independent registered public accounting firm to serve as the Company’s independent registered public accountant. BDO USA, LLP (“BDO USA”) is currently the independent registered public accountant for the Company. In addition to performing the audit of the Company’s consolidated financial statements, BDO USA provided various other services during fiscal year 2014. The Audit Committee has considered the provision of all non-audit services performed by BDO USA during fiscal year 2014 with respect to maintaining auditor independence. The Audit Committee reviewed and pre-approved all professional services requested of, and performed by, BDO USA. The aggregate fees billed for fiscal year 2014 and 2013 for each of the following categories of services are set forth below.

Pursuant to the Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accountant, and such services are considered approved through the next annual review. The Audit Committee revises the list of pre-approved services from time to time based on subsequent determinations. The Audit Committee may delegate pre-approval authority to its Chairman. The Chairman shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Pre-Approval Policy for audit and non-audit services is available on the Company’s website at www.sparton.com.

Fees

The following table presents fees for services provided by BDO USA for the years ended June 30, 2014 and 2013:

(In thousands)	Year Ended June 30,
	2014	2013
Audit Fees	$412	$400
Audit-Related Fees	24	304
Tax Fees	243	225
All Other Fees	—	—
Total	$679	$929

Audit Fees

These fees relate to the audit and reviews of the consolidated financial statements, including opening balance sheet work for three acquisitions during fiscal 2014 and for two acquisitions during fiscal 2013, and for other attest services.

Audit-Related Fees

These fees primarily relate to audits of employee benefit plans and for fiscal 2013, accounting consultation for contemplated transactions and the audit of historical financial statements for one acquisition.

Tax Fees

These fees relate to tax compliance, tax advice and tax planning and tax consultation for contemplated transactions.

All Other Fees

There were no other fees for the years ended June  30, 2014 and 2013.

Auditor Independence

The Audit Committee is required to consider the independence of BDO USA when engaging the firm to perform audit-related and other services. In 2014, it was determined by the Audit Committee that audit-related and other services provided and the fees paid for those services were consistent with maintaining the independence of BDO USA.

Vote Required for Approval

At a meeting on August 19, 2014, the Audit Committee of the Board of Directors took action to recommend the appointment of the accounting firm of BDO USA as the independent registered public accountants for the Company for the fiscal year ending June 30, 2015 and, on August 20, 2014, the Board of Directors approved such appointment. The Board of Directors is asking the shareholders to ratify the appointment of BDO USA.

Each share of common stock is entitled to one vote for this Proposal. In order to be adopted, this Proposal must be ratified by the holders of a majority of the shares entitled to vote thereon present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions are not counted for purposes of this Proposal. Because this vote is advisory, it will not be binding upon the Board of Directors. However, the Board values the opinion of its shareholders and, in the event that the shareholders do not ratify the appointment by approving this Proposal 2, the Board of Directors and the Audit Committee will consider the selection of other independent registered public accountants.

Board Recommendation

The Board of Directors recommends that shareholders vote “FOR” the ratification of the selection of BDO USA, LLP by an advisory vote.

Representatives of BDO USA, the Company’s independent registered public accounting firm, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Company has designed its executive compensation program to attract, motivate, retain and reward its senior management in order to achieve the Company’s corporate objectives and increase value for our shareholders. The Company believes that its compensation policies and procedures are centered on a pay-for-performance philosophy and are aligned with the long-term interests of our shareholders.

The Company is presenting the following proposal, which gives each shareholder the opportunity to have a voice and endorse or not endorse the Company’s executive compensation paid to our Named Executive Officers by voting for or against the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and related compensation tables and the narrative discussion, is hereby approved.”

As discussed in the Compensation Discussion and Analysis contained in this Proxy Statement, the Compensation Committee of the Board of Directors believes that the executive compensation for fiscal year 2014 is justified by the performance of the Company in a very competitive environment, is reasonable and is the result of a carefully considered approach.

In deciding how to vote on this Proposal, the Company urges you to consider the various factors regarding compensation matters as discussed in the Compensation Discussion and Analysis. Your vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation policies and practices described in this Proxy Statement.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, our Board values your opinion and the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval

Approval of the proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting. Broker non-votes and abstentions are not counted for purposes of this Proposal.

Board Recommendation

The Board recommends a vote “FOR” approval of the compensation of the Company’s Named Executive Officers as set forth in Proposal 3.

PROPOSAL 4

VOTE TO APPROVE AMENDMENT TO COMPANY’S AMENDED AND RESTATED CODE OF REGULATIONS

The Board of Directors has approved and recommends your approval of an amendment to the Company’s Code of Regulations to add a new provision which would provide that, unless the Company consents in writing to the selection of an alternative forum, the state and federal courts of the State of Ohio will be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any direct action brought by a shareholder asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (3) any direct action brought by a shareholder asserting a claim against the Company or any of its directors, officers or other employees alleging a violation of Corporate Matters, or (4) any direct action brought by a shareholder asserting a claim against the Company governed by the internal affairs doctrine in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. “Corporate Matters” means the Corporation Law of the Ohio Revised Code, the Company’s Second Amended Articles of Incorporation, as amended, the Code of Regulations, and the bylaws. Through its diverse business, the Company has operations at locations in many different states. Plaintiffs seeking to bring claims against the Company for the matters to which the proposed amendment relates could use the Company’s diverse operations to bring duplicative suits in multiple jurisdictions, or to choose a forum state that may not apply Ohio law to the Company’s internal affairs in the same manner as the state and federal courts the State of Ohio would be expected to do so. The Board believes that Ohio courts are best suited to address disputes involving the Company given that the Company is incorporated in Ohio, operates a facility in Ohio, and the Ohio courts have expertise in matters involving Ohio law. Although some plaintiffs might prefer to litigate matters in a forum outside of Ohio because another court may be viewed as being more convenient and/or favorable to them, the Board believes that the benefits to the Company and its shareholders, including more efficient litigation, outweigh these concerns. The Ohio courts have expertise in dealing with Ohio corporate law issues and are the most familiar with the application of Ohio law to the matters that could be brought before them. In addition, adoption of this amendment helps to reduce the risk that the Company could be involved in duplicative litigation in more than one forum, as well as the risk that the outcome of cases in multiple forums could be inconsistent even though each forum purports to follow Ohio law. This amendment still gives the Board the flexibility to consent to an alternative forum in instances when the Board deems it appropriate.

The Board of Directors is aware of certain other potential burdens and disadvantages to shareholders in connection with the adoption of an exclusive forum clause, including that plaintiffs who wish to file actions in multiple jurisdictions against the Company and/or its directors, officers and/or employees to increase the settlement value of their actions by increasing the Company’s costs to defend against multiple actions would prefer to be able to file actions in multiple jurisdictions. It is also possible that the exclusive forum clause could reduce the likelihood of litigation against the Company and its directors, officers and employees, which litigation may be in pursuit of matters beneficial to the Company and its shareholders if successful. Lastly, the Board of Directors is aware that certain proxy advisors and institutional holders may not support the adoption of an exclusive forum clause unless it can be shown that the Company has already suffered material harm as a result of multiple actions in different jurisdictions regarding the same matter.

However, the Company and the Board of Directors has reviewed these potential burdens and disadvantages and believes that the adoption of the exclusive forum clause is in the best interests of the Company and its shareholders. The Company and the Board of Directors have maintained strong governance standards based on best practices, many of which are described in this Proxy Statement. Accordingly, from a governance perspective the Board of Directors believes that it is more beneficial to the Company and its shareholders to take preventative action before the Company and shareholders are harmed by the practice of actions being filed in plaintiff’s favorite jurisdiction or multiple jurisdictions.

If approved, this provision would require that state courts in which applicable claims are asserted in contravention of the proposed amendment be willing to enforce its terms. It cannot be assured that all state courts will determine such a provision to be enforceable or will be willing to force the transfer of such proceedings to the Ohio courts.

The proposed amendment would amend the Code of Regulations of the Company to add a new Article VII, the full text of which is attached hereto as Appendix A. You should read Appendix A in its entirety before making a decision as to how to vote your shares in connection with Proposal 4.

Vote Required for Approval

Approval of the proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting. Broker non-votes are not counted for purposes of this Proposal. Abstentions will be counted and will have the effect of a negative vote against the Proposal.

Board Recommendation

The Board recommends a vote “FOR” approval of the amendment to the Company’s Amended and Restated Code of Regulations as set forth in Proposal 4.

PROPOSAL 5

PROPOSAL TO RE-APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS SPECIFIED IN THE SPARTON CORPORATION 2010 LONG-TERM STOCK INCENTIVE PLAN

Background

The Sparton Corporation 2010 Long-Term Stock Incentive Plan was approved by the Board and by the Company’s shareholders at the 2009 Annual Meeting of Shareholders, and was amended effective as of June 24, 2010 to modify the definition of Change of Control and effective as of September 1, 2014 to allow for the deferral of the payment of certain awards or grants (as so amended, the “2010 LTIP”). The provisions of the 2010 LTIP are intended to ensure that the tax deductibility of payments under the 2010 LTIP is not limited by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Shareholders are being asked to re-approve the material terms of the performance goals that are a part of the 2010 LTIP so that the Company may deduct from its U.S. Federal corporate income taxes the full amount of any incentive awards paid under the 2010 LTIP that otherwise qualify as “qualified performance-based compensation” under Section 162(m) of the Code (the “Section 162(m) Re-approval”). There has been no change to the material terms of the performance goals from those previously approved by shareholders. The Board and the Compensation Committee have re-approved the material terms of the performance goals, subject to approval by shareholders. The material terms will become effective upon Section 162(m) Re-approval. If Section 162(m) Re-approval is not received from shareholders at the Annual Meeting, while performance-based awards could still be granted, the Company would not be able to deduct compensation in excess of $1 million to Covered Employees for federal income tax purposes.

If Section 162(m) Re-approval occurs, the Compensation Committee intends that any performance-based grants under the 2010 LTIP will be designed to satisfy the requirements of Section 162(m) of the Code to permit the deduction for tax purposes of the full amount of such awards.

Shareholders are not being asked to approve any amendments to the 2010 LTIP or to approve the 2010 LTIP itself under this proposal, but are only asked to re-approve the performance measures included in the plan for compliance with Section 162(m) of the Code.

Reasons for Proposal

Under Section 162(m) of the Code, compensation in excess of $1 million paid in any one year to a public corporation’s covered employees who are employed by the corporation at year-end will generally not be deductible for federal income tax purposes unless the compensation is considered “qualified performance-based compensation” under Section 162(m) of the Code (or another exemption is met, including, but not limited to, instances when options are granted with an exercise or base price at least equal to 100 percent of the fair market value of the stock as of the grant date). Covered employees include the Chief Executive Officer and the four other most highly compensated executive officers as of the last day of the taxable year other than the Chief Executive Officer whose compensation for the taxable year is required to be reported to shareholders (collectively, the “Covered Employees”).

In order to qualify as qualified performance-based compensation, among other requirements, Section 162(m) of the Code requires that shareholders approve the material terms of the performance goals every five years if the Compensation Committee has the authority to change the targets under a performance goal. The Company has not obtained Section 162(m) Re-approval since the approval of the 2010 LTIP at the 2009 Annual Meeting of Shareholders. Thus, shareholders are being asked to re-approve the materials terms of the performance goals in order for performance-based awards (as described below) made subsequent to October 28, 2014 (five years following shareholder approval of the 2010 LTIP) to be exempt from the $1 million deduction limitation under

Section 162(m) of the Code. If the shareholders re-approve the material terms of the performance goals at the Annual Meeting pursuant to Section 162(m) of the Code, then performance-based awards granted to Covered Employees following such shareholder re-approval can be designed to be Section 162(m) compliant awards.

The rules and regulations promulgated under Section 162(m) of the Code are subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) of the Code and/or deductible by the Company. A number of requirements must be met under Section 162(m) of the Code in order for particular compensation to so qualify for the exception such that there can be no assurance that “qualified performance-based” compensation under the 2010 LTIP will be fully deductible under all circumstances.

Section 162(m) Re-approval contemplates no changes to the material terms of the performance goals from those previously approved by shareholders. In accordance with Section 162(m) of the Code, the material terms include the employees eligible to receive compensation; a description of the business criteria on which the performance goal is based; and either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the performance goal is attained (except that, in the case of a formula based, in whole or in part, on a percentage of salary or base pay, the maximum dollar amount of compensation that could be paid to the employee must be disclosed). The material terms of the performance goals of the 2010 LTIP are summarized below in this Proposal 5.

Eligible Participants

Any directors, officers and employees of the Company and its subsidiaries and affiliates, as well as prospective officers and employees who have accepted offers of employment, may be selected by the Compensation Committee to become participants in the 2010 LTIP. Presently, the Company estimates that approximately fourteen employees, including the Named Executive Officers, are eligible to receive awards each year under the 2010 LTIP.

Types of Awards Under the Plan

The Compensation Committee may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards under the 2010 LTIP.

Stock Options

The Compensation Committee may grant stock options qualifying as incentive stock options under the Code (“ISOs”) and non-qualified stock options. The term of each stock option will be fixed by the Compensation Committee, but may not exceed ten (10) years. The exercise price for each stock option will also be fixed by the Compensation Committee, but may not be less than the fair market value of the Company’s common stock on the date of grant. ISOs may only be granted to officers and employees of the Company and corporations connected to it by chains of ownership of voting power representing fifty percent (50%) or more of the total outstanding voting power of all classes of stock of the lower-tier entity. Stock options will vest and become exercisable as determined by the Compensation Committee.

An option holder may pay the exercise price of an option in cash, through tender of shares already owned by the option holder, by pledging the proceeds from the sale of shares in connection with the exercise of the option, or by any combination of these methods.

Restricted Stock

The Compensation Committee may also award restricted stock, that is, shares of the Company’s common stock, the vesting and transferability of which is subject to such requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and/or achievement of performance goals. At the discretion of the Compensation Committee, the recipient of restricted stock will be entitled to vote the shares and receive dividends and other distributions, although the Compensation Committee may make any and all dividends and other distributions with respect to restricted stock subject to the same or different vesting conditions as the restricted stock.

Restricted Stock Units

The Compensation Committee may also award restricted stock units, that is, grants representing a specified number of hypothetical shares of the Company’s common stock, the vesting of which is subject to such requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and/or achievement of performance goals. Upon or after vesting, restricted stock units will be settled in cash or shares of the Company’s common stock or a combination, as determined by the Compensation Committee. A participant to whom restricted stock units are granted will not have any rights as a shareholder with respect to the units, unless and until they are settled in shares of the Company’s common stock, although at the discretion of the Compensation Committee, the recipient of a restricted stock unit award may be entitled to a dividend equivalent right.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights (“SARs”), with such terms and conditions as are determined by the Compensation Committee. Exercise of a SAR entitles a participant to receive an amount equal to the difference between the fair market value of one share of common stock on the date the SAR is exercised and the grant price, as the case may be, times the number of shares with respect to which the SAR is exercised. The Compensation Committee has discretion to determine whether any SAR will be settled in cash, shares or a combination thereof. SARs expire no more than ten years after the date they are granted.

Performance Awards

Performance awards may be denominated or payable in cash, shares of common stock (including, without limitation, shares of restricted stock), other securities, other awards, or other property. Performance awards confer on the award recipient the right to receive a dollar amount or number of shares upon the attainment of performance measures during a performance period, as established by the Compensation Committee.

Other Stock-Based Awards

Other stock-based awards may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock of the Company (including, without limitation, securities convertible into shares of common stock), as the Compensation Committee deems consistent with the purpose of the 2010 LTIP. They also may be subject to such additional terms and conditions, including performance measures, not inconsistent with the provisions of the 2010 LTIP, as determined by the Compensation Committee.

Shares Available Under the 2010 LTIP

The maximum number of shares of the Company’s common stock that will be available under the 2010 LTIP is 1,000,000. To the extent that any award is forfeited, terminates, expires or lapses without exercise or settlement, the shares subject to such awards forfeited or not delivered as a result thereof shall again be available for awards under the 2010 LTIP. As of June 30, 2014, a total of 499,099 shares were available under the 2010 LTIP.

In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation, or similar event affecting the Company or any of its subsidiaries, the Compensation Committee or the Board of Directors shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the 2010 LTIP, (B) the various maximum limitations set forth above upon certain types of awards and upon the grants to individuals of certain types of awards, (C) the number and kind of shares or other securities subject to outstanding awards, and (D) the exercise price of outstanding options and stock appreciation rights. Any such adjustment is required to be made in a manner that would be consistent with Section 409A of the Code.

Performance Goals

Section 162(m) of the Code generally places a $1,000,000 annual limit on a company’s tax deduction for compensation paid to a public company’s chief executive officer and the other four highest paid officers named in its proxy statement. This limit does not apply to compensation that satisfies the applicable requirements for the “performance-based compensation” exception (referred to in this proposal as the performance exception), including approval by shareholders of the material terms of the compensation. The approval in 2009 of the 2010 LTIP by the Company’s shareholders satisfied and the Section 162(m) Re-approval will continue to satisfy this shareholder approval requirement, and grants under the 2010 LTIP are intended to satisfy the requirements for the performance exception.

The 2010 LTIP incorporates the provisions required so that stock options and SARs will be qualified performance-based awards. These provisions include allowing such stock options and SARs to be granted only by the Compensation Committee, and requiring that their exercise price be not less than the fair market value of the Company’s common stock on the date of grant. Therefore, it is expected that all stock options and SARs granted under the 2010 LTIP that are subject to performance goals will qualify for the performance exception. In addition, the 2010 LTIP gives the Compensation Committee the ability to grant restricted stock, restricted stock units and performance-based awards designed to be qualified performance-based awards.

These qualified performance-based awards must be subject to the achievement of performance goals based upon the attainment of specified levels of one or more of the following measures: (a) earnings per share, (b) return measures (including, but not limited to, return on assets, equity or sales), (c) net income (before or after taxes), (d) cash flow (including, but not limited to, operating cash flow and free cash flow), (e) cash flow return on investments, which equals net cash flows divided by owner’s equity, (f) earnings before or after taxes, interest, depreciation and/or amortization, (g) internal rate of return or increase in net present value, (h) gross revenues, (i) gross margins or (j) stock price (including, but not limited to, growth measures and total shareholder return). Performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Compensation Committee for a performance period. Such performance measures may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Company generally.

Performance measures may be adjusted by the Compensation Committee in its sole discretion to eliminate the unbudgeted effects of charges for restructurings, charges for discontinued operations, charges for extraordinary items and other unusual or non-recurring items of loss or expense, merger related charges, cumulative effect of accounting changes, the unbudgeted financial impact of any acquisition or divestiture made during the applicable performance period, and any direct or indirect change in the federal corporate tax rate affecting the performance period, each as defined by generally accepted accounting principles and identified in the audited financial statements, notes to the audited financial statements, management’s discussion and analysis or other Company filings with the SEC.

In granting qualified performance-based awards other than stock options and SARs, the Compensation Committee must establish the applicable performance measures within the time allowed by the performance exception and at a time when achievement of the goals is substantially uncertain, and it must certify the achievement of those goals before the vesting or payment of the qualified performance-based awards. In addition, in order to assure that qualified performance-based awards in fact qualify for the performance exception, the 2010 LTIP provides that (1) except in the event of death, disability, or other events permitted by the performance exception, the achievement of the applicable performance goals may not be waived, and (2) awards may not be amended, and the Compensation Committee may not exercise discretionary authority, in a way that would cause the awards to cease to qualify for the performance exemption.

As one of the factors in its decisions regarding grants under and administration of the 2010 LTIP, the Compensation Committee will consider the anticipated effects of Section 162(m) of the Code. These effects will depend upon a number of factors, including not only whether the grants qualify for the performance exception, but also the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may also affect the deductibility of compensation. For these and other reasons, the Compensation Committee may make grants that do not qualify for the performance exception, and the Company’s tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m) of the Code. Further, if grants vest or are paid on an accelerated basis upon a change in control or a subsequent termination of employment, some or all of the value of that acceleration may be considered an “excess parachute payment” under Section 280G of the Code, which would result in the imposition of a twenty percent (20%) federal excise tax on the recipients of the excess parachute payments and a loss of the Company’s deduction for the excess parachute payments.

Summary of Other Principal Terms of the 2010 LTIP

Attached to this Proxy Statement as Appendix B is a summary of the principal terms of the 2010 LTIP, other than the terms addressed above, and other related information. The summary is qualified in its entirety by reference to the full text of the 2010 LTIP, which attached to this Proxy Statement as Appendix C.

Vote Required for Approval

Approval of the proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting. Broker non-votes are not counted for purposes of this Proposal. Abstentions will be counted and will have the effect of a negative vote against the Proposal.

Board Recommendation

The Board recommends a vote “FOR” approval of the amendment to the Company’s Amended and Restated Code of Regulations as set forth in Proposal 5.

STOCK OWNERSHIP AND SECTION 16 COMPLIANCE

Director and Executive Officer Beneficial Ownership

The following table shows the shares of the Company’s common stock beneficially owned (except as noted) by the Named Executive Officers, the members of our Board, and all executive officers and directors of the Company as a group as of June 30, 2014. “Named Executive Officers,” consistent with Item 402(a) of Regulation S-K promulgated under the Exchange Act, include: (i) the Company’s Chief Executive Officer and individuals acting in a similar capacity during fiscal year 2014, regardless of compensation level; (ii) all individuals serving as the Company’s Chief Financial Officer or acting in a similar capacity during fiscal year 2014, regardless of compensation level; (iii) the Company’s three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer who were serving as executive officers at the end of fiscal year 2014; and (iv) up to two additional individuals who would have been included under (iii) above but for the fact that the applicable individual was not serving as an executive officer of the Company at the end of fiscal year 2014.

Name of Beneficial Owner	Number of Shares		Shares Underlying Options (2)	Total Number of Shares Beneficially Owned	Percent of Class (3)
	Unrestricted	Restricted (1)
James D. Fast (4)	30,432	—	—	30,432	*
Joseph J. Hartnett	15,604	—	—	15,604	*
Charles R. Kummeth	8,022	—	—	8,022	*
David P. Molfenter	33,881	—	—	33,881	*
Douglas R. Schrank	22,000	—	—	22,000	*
James R. Swartwout (5)	32,343	—	—	32,343	*
Cary B. Wood	152,987	116,401	—	269,388	2.66%
Mark Schlei	5,300	25,418	—	30,718	*
Gordon B. Madlock	13,132	29,347	—	42,479	*
Michael W. Osborne (6)	25,102	21,887	—	46,989	*
Steven M. Korwin	23,229	23,372	—	46,601	*
All Directors and executive officers as a group	405,789	287,543	5,513	698,845	6.90%

*denotes a percentage of less than 1%

(1)	Mr. Wood’s restricted shares include those that are restricted subject to the 2001 SIP (defined below at page 38). Mr. Woods’s remaining restricted shares as well as all of remaining Named Executive Officers restricted shares are restricted subject to the 2010 LTIP (defined below at page 38). The restricted shares under the 2001 SIP and the 2010 LTIP vest in four equal installments commencing approximately one year from the date of the grant, subject to achievement of certain performance metrics that are based on the audited financial statements of the Company.

(2)	Amounts reflect shares under options held by executive officers and directors exercisable as of June 30, 2014.

(3)	Calculation is based on total shares outstanding as of June 30, 2014, being 10,129,031 shares of common stock, plus shares deemed to be beneficially owned by virtue of options to purchase those shares, if any, held by the applicable person or group for which the calculation is made.

(4)	Includes 19,458 shares over which Mr. Fast’s spouse shares voting and investment control.

(5)	Includes 18,830 shares over which Mr. Swartwout’s spouse shares voting and investment control.

(6)	Mr. Osborne has pledged 434 shares of common stock as security for a loan in the amount of $13,000 relating to taxes incurred in connection with the vesting of certain restricted shares granted to him in 2012.

Principal Shareholders

As of June 30, 2014, unless otherwise described in the footnotes below, the persons named in the following table were known by management to be the beneficial owners of more than 5% of the Company’s outstanding common stock. Certain of the beneficial owners listed below share voting and investment power over their respective shares of Company common stock, as detailed in the footnotes below. As a result, certain of the share amounts and percentages stated below are held by multiple beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (4)
Dimensional Fund Advisors, LP	861,557	(1)	8.51%
Palisades West, Building One, 6300 Bee Cave Road
Austin, Texas 78746
Beddow Capital Management Inc.	756,475	(2)	7.47%
250 Healdsburg Avenue, Suite 202
Healdsburg, California 95448
Judith A. Sare	540,495	(3)	5.34%
3 North Park Circle
Palm Coast, Florida 32137

(1)	The shares presented are according to information included in the Schedule 13G/A filed February 10, 2014, by Dimensional Fund Advisors LP (“Dimensional”), a registered investment advisor. Dimensional is deemed to have beneficial ownership of 861,557 shares of common stock, with sole voting power over 846,952 shares and sole investment power over 861,557 shares. Dimensional disclaims beneficial ownership of all such shares.

(2)	The shares presented are according to information in the Schedule 13G filed on February 8, 2013 by Beddow Capital Management Inc. (“Beddow”), an investment adviser. Beddow is deemed to have beneficial ownership of 756,475 shares of common stock, with sole voting and shared investment power over such shares. Beddow states in its filing that the filing should not be construed as an admission that Beddow is the beneficial owner of such shares. Beddow has not amended its filing in fiscal 2014.

(3)	The shares presented are according to information in the Schedule 13G/A filed June 17, 2014 by Judith A. Sare, Mrs. Sare is deemed to have beneficial ownership of 540,495 shares of common stock, with sole voting and investment power over 359,299 shares and shared voting and investment power over 181,196 shares.

(4)	Calculation is based on total shares outstanding as of June 30, 2014, being 10,129,031 shares of common stock, plus shares deemed to be beneficially owned by virtue of options to purchase those shares, if any, held by the applicable person or group for which the calculation is made.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, and/or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers and directors were met during the fiscal year ended June 30, 2014, other than as set forth below.

Each of Lawrence R. Brand, Robert L. Grimm II, Steven M. Korwin, James M. Lackemacher, Gordon B. Madlock, Michael W. Osborne, Jacob A. Rost, and Cary B. Wood filed one Form 4 late, each of which included a single transaction relating to the reporting person’s forfeiture of certain stock in connection with the Company’s issuance of stock awards to such reporting person. Joseph J. Hartnett filed one Form 4 late, which included a single transaction that was not reported on a timely basis due to a change of EDGAR access codes. All required forms are now currently filed. SEC rules promulgated under the Exchange Act require the Company to disclose all known delinquent Section 16(a) filings by its officers, directors and greater than 10% shareholders.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Executive Summary

In this section, we describe the material components of our executive compensation program for our Named Executive Officers, whose compensation is set forth in the fiscal 2014 Summary Compensation Table and other compensation tables contained in this Proxy Statement:

•	Cary B. Wood, President and Chief Executive Officer;
•	Mark Schlei, Senior Vice President, Chief Financial Officer (employment terminated September 11, 2014);
•	Gordon B. Madlock, Senior Vice President, Operations;
•	Michael W. Osborne, Senior Vice President, Corporate Development; and
•	Steven M. Korwin, Senior Vice President, Quality and Engineering.

We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our Board of Directors (“Committee”) arrives at specific compensation policies and decisions involving the Named Executive Officers.

Our Business

General

The Company is a provider of design, development, and manufacturing services for complex electromechanical devices, as well as sophisticated engineered products complimentary to the same electromechanical value stream. The Company serves the Medical & Biotechnology, Military & Aerospace and Industrial & Commercial markets through three reportable business segments; Medical Device (“Medical”), Complex Systems (“CS”) and Defense & Security Systems (“DSS”).

All of the Company’s facilities are certified to one or more of the ISO/AS standards, including ISO 9001, AS9100 or ISO 13485, with most having additional certifications based on the needs of the customers they serve. The Company’s products and services include offerings for Original Equipment Manufacturers (“OEM”) and Emerging Technology (“ET”) customers that utilize microprocessor-based systems which include transducers, printed circuit boards and assemblies, sensors, and electromechanical components, as well as development and design engineering services relating to these product sales. Sparton also develops and manufactures sonobuoys, anti-submarine warfare (“ASW”) devices used by the United States Navy and other free-world countries. Many of the physical and technical attributes in the production of sonobuoys are similar to those required in the production of the Company’s other electrical and electromechanical products and assemblies.

Medical Segment

Medical segment operations are comprised of contract design, manufacturing, and aftermarket repair and refurbishment of sophisticated medical and biotechnology devices and sub-assemblies. Customers include industry leaders, emerging technologies companies and start-ups. In manufacturing devices for its customers, this business unit follows specific design and manufacturing processes to assure product reliability and safety in accordance with Food and Drug Administration (“FDA”) guidelines and approvals. This group specializes in technologies, systems and processes required by medical OEM and ET customers primarily in the diagnostic, therapeutic, surgical and laboratory device segments of the medical and biotechnology marketplaces. The Medical segment also includes some non-medical customers.

Complex Systems Segment

Complex Systems segment operations are comprised of manufacturing and aftermarket repair and refurbishment of sophisticated printed circuit card assemblies, sub-assemblies, full product assemblies, and cable/wire harnesses. Customers include military and aerospace, as well as industrial and commercial OEM’s. In manufacturing for its customers, this segment adheres to very strict military and aerospace specifications in addition to product and process certifications. Customers are primarily engaged in applications that include: flight controls, industrial and military control systems, cockpit displays, fuel system controls, secure communications, early warning detection, security systems, satellite communications, and audio. The CS segment also includes some medical customers.

DSS Segment

Defense & Security segment operations are comprised of design, development and production of products for both domestic and foreign defense as well as commercial needs. Sparton designs and manufactures anti-submarine warfare (“ASW”) devices known as sonobuoys for the U.S. Navy and foreign governments that meet Department of State licensing requirements. This segment also performs an engineering development function for the United States military and prime defense contractors for advanced technologies ultimately leading to future defense products as well as replacements for existing products. The sonobuoy product line is built to stringent military specifications. These products are restricted by International Tariff and Arms Regulations (“ITAR”) and qualified by the U.S. Navy, which limits opportunities for competition. Sparton is also a provider of ruggedized flat panel display systems for military panel PC workstations, air traffic control and industrial applications. Ruggedized displays are manufactured for prime contractors to specific military grade specifications. Additionally, this business unit internally develops and markets commercial products for underwater acoustics and microelectromechanical (“MEMS”)-based inertial measurement.

For a more detailed discussion of our business, please see Part I, Item 1, “Business”, of our Annual Report on Form 10-K for the year ended June 30, 2014.

2014 Business Highlights

•	Annual revenue growth of 27.0% to $336.1 million as compared to prior year.
•	Organic growth, net of acquisition impacts, was 6% from the prior year.
•	91 new business programs awarded with potential annualized sales of $39.9 million.
•	Completed the acquisitions of Aydin Displays, Inc., Beckwood Services, Inc. and Aubrey Group, Inc.
•	Annual adjusted EBITDA of $33.4 million or an increase of 52% from the prior year.

2014 Key Compensation Highlights

•	The Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to provide compensation information of our peer companies
•	The Committee identified our 21 key peer companies in collaboration with Meridian based on Committee-selected criteria
•	The Committee continued alignment of short term and long term incentive plan goals with the achievement of specific annual and long term financial goals
•	The Committee completed the annual review of the Compensation Committee Charter and recommended amendments to the Charter
•	The Committee developed and implemented a Deferred Compensation Plan applicable to select employees, members of the Board of Directors, and members of committees established by the Board of Directors
•	The Committee negotiated and finalized a new employment agreement with the Company’s Chief Executive Officer
•	The Committee established new management stock ownership guidelines and reviewed Named Executive Officer stock ownership progress
•

The Committee reviewed the 2010 LTIP and recommended that future grants include a mix of restricted stock, restricted stock units, and options, and further recommended a related amendment to the 2010 LTIP to permit awards of restricted stock units

•	The Nominating & Corporate Governance Committee recommended and the Board approved an increase in director compensation.

2014 Compensation Committee and Governance Highlights

We maintain comprehensive governance standards based on best practices, including the oversight of our executive compensation policies and practices. The following policies and practices were in effect during 2014:

•

We recently revised our charter to ensure continued compliance with the new NYSE and SEC rules with respect to the independence of members of our Committee, the retention and oversight of the work of any compensation consultant, independent legal counsel, or other advisor retained by our Committee and any conflict of interest with respect to such consultant, legal counsel or other advisor. Our Committee charter already included many of the requirements of the new rules.

•

We maintain a majority vote for the election of the directors in uncontested elections (and require tender of resignation by any incumbent director who is not re-elected) and plurality voting in any election that is contested.

•	Our leadership structure consists of a Chairman of the Board, a separate CEO, and strong independent Board committee chairs.

•	Our Committee retained an independent compensation consultant, Meridian, which performs no other consulting or other services for us.

•	Our Committee is comprised solely of independent directors.

•

Our Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile, to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on us.

•

We maintain a claw-back policy that provides that, in connection with any restatement of our financial statements due to material non-compliance with financial reporting requirements, it is our policy to require forfeiture by current and former executive officers of incentive based compensation in accordance with applicable laws, rules and regulations.

Consideration of Last Year’s “Say On Pay” Vote.

Following our annual meeting of shareholders in November 2013, the Committee reviewed the results of the shareholder advisory vote on executive compensation that was held at the meeting with respect to the fiscal year 2013 compensation of the Named Executive Officers. 99.6% percent of the votes cast (excluding abstentions) were voted in support of the compensation of our Named Executive Officers set forth in the Compensation Discussion and Analysis, the summary compensation table and the related compensation tables and narratives in last year’s proxy statement.

After considering the results of the 2013 Say On Pay vote, which indicate that our shareholders overwhelmingly approve of our methodology for establishing compensation, as well as the other factors considered in determining executive compensation as described in this Compensation Discussion and Analysis, the Committee was encouraged to continue its practices in determining executive compensation.

Specific Compensation and Corporate Governance Policies and Practices

Our compensation philosophy and related governance features are complemented by several specific policies and practices that are designed to align our executive compensation with long-term shareholder interests, including:

•

We have stock ownership guidelines for our executive officers, including the Named Executive Officers, and members of our Board. Each of the Named Executive Officers and each of the members of our Board has met his individual stock ownership level under the guidelines in effect for fiscal year 2014, except for Mr. Madlock, who joined the Company during fiscal 2009, and Mr. Schlei, who was appointed during fiscal 2013. The guidelines were revised in June of 2014, as described at page 35 below.

•	We have a policy prohibiting all employees, including Named Executive Officers, and members of our Board from engaging in any hedging transactions with respect to our equity securities held by them.

•

Under our Insider Trading Policy, certain of our employees and consultants, including executive officers, and members of our Board are prohibited from pledging shares of our capital stock without first obtaining pre-clearance of the transaction from the compliance officer.

•	Our Executive Officers, including the Named Executive Officers, receive minimal perquisites or other personal benefits.

Key Features of Our 2014 Executive Compensation Program

What We Do

•    Align CEO Pay with Company Performance:

Our CEO’s direct compensation is aligned with revenue growth and profitability (other than base salary).

•    Review Named Executive Officer Pay against Peers’ Executive Officer Pay:

A reputable executive compensation consultant, Meridian, was engaged to provide the Committee with broad market-based compensation data of peer group companies based on Committee-selected criteria to permit the Committee to analyze whether the total compensation of the Name Executive Officers is competitive.

•    Use Long-Term Incentives to Link a Significant Portion of All Current Named Executive Officer Pay to Company Performance:

35% of pay for our Named Executive Officers is linked to our long term Valuation Index relating to vesting of awards granted under our 2010 LTIP. The components and calculations of this index correlate directly to the profitability growth of the Company. The Deferred Compensation Plan adopted in fiscal 2014 permits participants to defer certain aspects of their compensation, creating additional incentive to focus on long-term planning.

•    Balance Short-Term and Long-Term Incentives:

The incentive programs provide an appropriate balance of annual and long-term incentives and include multiple measures of financial performance.

•    Cap Short Term Incentive Awards:

Awards under our annual Short Term Incentive Plan are capped at 200% of target.

•    Mitigate Excessive Risk-taking Behaviors by Named Executive Officers:

Our executive compensation program includes features that reduce the possibility of our Named Executive Officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value.

•    Require Named Executive Officers to Maintain Stock Ownership

Under our guidelines, the Chief Executive Officer of the Company must attain stock ownership equal to 300% of base salary and the other Named Executive Officers must attain stock ownership equal to 150% of base salary, in each case within 5 years of LTIP eligibility.

•    Authorize the Board to Recoup Executive Compensation:

In connection with any restatement of the Company’s financial statements due to material noncompliance by the Company with any financial reporting requirements under applicable securities laws, it is the policy of the Board of Directors to require forfeiture by current and former executive officers of incentive based compensation in accordance with applicable laws, rules and regulations.

What We Don’t Do

•    Determine Named Executive Officer Pay based only on External Market Compensation Data:

The Committee and Board have approved compensation for our Named Executive Officers both above and below the external market consensus data points. These decisions are individually based upon job scope, job performance, years of related work experience, annual company performance, and our talent attraction and retention strategies.

•    No Hedging of Company Stock:

Our Named Executive Officers are prohibited from hedging their company stock.

•    No Tax Gross Ups:

We do not provide tax reimbursements unless they are provided pursuant to our standard relocation practices.

Compensation Philosophy and Objectives

Guiding Principles

Our compensation philosophy has the objective of fair, competitive and performance-based compensation of our management team, including the Named Executive Officers. We believe that the total compensation of management should be aligned with our performance. While the specific programs may be modified from year to year, our compensation philosophy is consistent in aligning compensation to the attainment of our corporate strategy. The Committee seeks to reward performance with cost-effective compensation that aligns employee efforts with our corporate strategy through adherence to the following compensation policies:

•

Total compensation should strengthen the relationship between pay and performance by including and emphasizing variable, at-risk compensation that is dependent on achieving specific corporate, business function, and/or individual performance goals.

•	An element of pay should be long-term incentives to align management interests with those of our shareholders.

•	An element of pay should also be short-term incentives to reward performance in the subject fiscal year based on achievement of our annual performance goals.

•	Total compensation opportunities should enhance our ability to attract, retain and develop knowledgeable and experienced executives.

•

Total compensation should be competitive in the marketplace based on a review of similarly sized manufacturers and identified peer companies and the comparable compensation paid to executives of such similarly sized manufacturers and peer companies.

Our overall compensation philosophy is generally to pay our employees, including Named Executive Officers, competitively based on market consensus data and commensurate with our performance. The market consensus data includes information such as salary reports for the manufacturing industry generally and specifically for peer companies. The Committee and Board, with input from management, use the market consensus data points to determine what fair and reasonable compensation would be based on our performance. The Committee also consults with management, and outside accounting and legal advisors as appropriate. The Committee and Board have approved compensation to our management both above and below the market consensus data points. See the narrative discussion beginning at page 35 below for a detailed discussion of our long-term and short-term incentive plans.

Importance of Our Corporate Values

The Sparton Corporate Values guide us in fulfilling our responsibilities to our customers, employees, communities, and shareholders.

Sparton Corporate Values

—	Performance Excellence: We demand performance excellence in all that we do.
—	Integrity: We demand integrity of ourselves, our products, and our services.
—	Teamwork & Accountability: We foster growth and success in an environment of teamwork, collaboration, empowerment, and accountability.
—	Growth: We develop long term, trusting relationships to ensure mutually profitable growth.
—	Safety: We will maintain a safe and environmentally sound workplace.
—	Citizenship: We will be good corporate citizens in the communities in which we reside.

In assessing our Named Executed Officers’ contributions to Sparton’s performance, the Committee not only looks to results-oriented measures of performance, but also considers how those results were achieved – whether the decisions and actions leading to the results were consistent with the values embodied in our Corporate Values – and the long-term impact of a Named Executed Officer’s decisions. Corporate Values-based behavior is not something that can be precisely measured; thus, there is no formula for how Corporate Values-based behavior can, or will, impact an executive’s compensation. The Committee and the CEO use their judgment and experience to evaluate whether an executive’s actions were aligned with our Corporate Values.

How We Make Compensation Decisions

Role of the Compensation Committee

The Committee is comprised of three independent directors, as defined under the rules of the NYSE. The Committee is responsible for the review and approval of all aspects of our executive compensation program. Among its duties, the Committee is responsible for formulating the compensation recommendations for our CEO and non-CEO executive officers. The recommendation of the Committee must be approved, with respect to the CEO, by the independent directors of the Board, and with respect to the non-CEO executive officers, by the full Board. In addition, the Committee:

•	Reviews our incentive and compensation plans and programs;

•	Evaluates annually the CEO’s and non-Executive Officers’ compensation levels and payouts against various financial and non-financial measures.

The Committee is supported in its work by our CEO, our Vice President of Corporate Human Resources, and Compensation Consultants, as described below.

The Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.sparton.com.

Role of the Chief Executive Officer

Each year our CEO makes recommendations with respect to the compensation of our non-CEO Executive Officers and our Committee reviews these recommendations with the CEO and the Vice President of Corporate Human Resources. The CEO’s recommendations are based upon his assessment of each Executive Officer’s performance, the performance of the individual Executive Officer’s respective business or function, and employee retention considerations. Our Committee reviews the CEO’s recommendations, and approves any compensation changes affecting our Executive Officers as it determines in its sole discretion. Our CEO does not play any role with respect to any matter affecting his own compensation.

Role of the Compensation Consultant

During 2014, the Committee retained Meridian, approved its compensation, determined the nature and scope of its services, evaluated its performance, and had the authority to terminate its engagement. Meridian provided no other services to the Company.

During 2014 Meridian performed the following specific services which were customized based on parameters not developed by Meridian and about which Meridian did not provide the Committee or the Company with advice.

•	Provided us with a list of potential peer companies utilizing our 8 digit Global Industry Classification Standard (“GICS”) codes, annual revenue, and market cap.

•	Provided us with benchmarking for adjustments to both the type of equity awarded under the 2010 LTIP and management stock ownership guidelines.

•	Provided clarification of evolving SEC and NYSE regulations on executive compensation.

Peer Companies

Our executive compensation package is designed to be competitive in the market and commensurate with our performance. In making compensation decisions, we analyze executive compensation paid at selected peer companies. Meridian provided our Committee with a list of potential peer companies based on their 8 digit GICS codes, revenue, and market cap. The Committee reviewed this list and then selected the peer companies it believes are most comparable to us. The Committee then requested that Meridian provide it with compensation information, including incentive awards, from such peer companies. The annual revenues of the peer companies during their most recent fiscal year ranged from $140 million to $743 million, with the median revenue being $302 million. Our annual revenue for fiscal year 2014 is $336 million.

The Committee uses the data obtained from Meridian, proxy statements of peer companies, and broad-based market driven compensation surveys published from time to time by national human resources consulting firms, together with other information, to assist it in determining the compensation of the Named Executive Officers. The Committee does not target compensation to any specific percentile paid by such peer or other companies, but rather considers compensation of peer and such other companies as one of the factors in making compensation decisions. As noted, the Committee approves compensation to the Named Executive Officers both above and below market consensus data points.

For 2014 executive compensation, our peer companies were:

• AeroVironment, Inc	• Key Tronic Corp.
• American Science & Engineering Inc.	• LMI Aerospace Inc.
• Analogic Corporation	• Maxwell Technologies, Inc.
• AngioDynamics Inc	• Mercury Systems, Inc.
• API Technologies Corp.	• Micrel Inc.
• Astronics Corporation	• Newport Corp.
• Ducommun Inc.	• Raven Industries Inc.
• Exactech Inc.	• Sigmatron International, Inc.
• Greatbatch, Inc	• SMTC Corporation
• IEC Electronics Corp	• Sypris Solutions Inc.
• Universal Electronics Inc.

Elements of Compensation

The key elements of our executive compensation program are base salary, short-term (annual) incentive and long-term (multi-year) incentive compensation. These elements are addressed separately below.

The Committee does not exclusively use mathematical formulas to determine compensation. In setting each element of compensation, the Committee considers all elements of an executive’s total compensation package, including base salary, incentive compensation, and the value of benefits.

The following table includes various elements of our executive compensation program, the primary purpose of each element, form of compensation for each element and primary actions taken in fiscal year 2014.

Element	Primary Purpose	Form of Compensation
Base Salary	To provide base compensation for the day to day performance of job responsibilities	Cash
Short-Term Incentives	To reward performance during the current fiscal year based on the achievement of annual performance goals	Cash (STIP, described under STIP Generally, on page 35 below)
Bonuses	To reward individual performance based on evaluation by, and in discretion of, the Committee	Cash
Long-Term Incentives	To reward improvement in our long term performance, thereby aligning with the financial interests of our shareholders	Stock-based compensation, e.g., options, restricted stock awards and restricted stock units (2001 SIP and 2010 LTIP, described under 2001 SIP and 2010 LTIP, on page 38 below)
Other Executive Benefits	To provide a broad-based executive compensation program for executive attraction, retention, retirement and health

Retirement programs, health and welfare programs, employee benefit plans, change of control provisions, programs and arrangements generally available to all employees and limited perquisites (on page 40 below).

The following is a narrative description of each of the key elements of our executive compensation programs.

Base Salaries

A competitive base salary provides the foundation for a total compensation package required to attract, retain, and motivate executive officers and other members of management, including the Named Executive Officers, in alignment with our business strategies. The Committee reviews the proposed annual base salaries for executive officers and management (including the Named Executive Officers other than the Chief Executive Officer) with the Chief Executive Officer and the Vice President, Corporate Human Resources, and with modifications considered appropriate, provides a recommendation to the Board for its approval. The Committee independently reviews and sets base salary for the Chief Executive Officer, subject to the approval of the independent members of the Board of Directors.

Base salaries are initially premised upon the responsibilities of each Named Executive Officer and may be further adjusted based on market consensus surveys and related data, including individual experience levels and performance judgments as to the past and expected future contributions of the applicable Named Executive Officer. The Committee reviews each Named Executive Officer’s base salary annually.

Short-Term Incentives

STIP Generally.

On June 26, 2009, the Board of Directors approved and adopted the Sparton Short-Term Incentive Plan (the “STIP”). The STIP did not require shareholder approval. The purpose of the STIP is to increase shareholder value and ensure our success by motivating participants to achieve all defined financial and operating goals and strategic objectives of the business in line with our corporate strategy. The STIP is further intended to attract and retain key employees essential to the success of the business and to provide competitive compensation programs consistent with market competitive pay practices.

The Committee has been appointed by the Board of Directors to administer the STIP. The Committee, with the approval of the Board of Directors, annually selects our executive or key employees, including our President and Chief Executive Officer, Chief Financial Officer and Named Executive Officers to be participants in the STIP. The first annual performance period for which awards under the STIP were made was fiscal year 2010.

The Board of Directors, in its sole discretion, may amend or terminate the STIP, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the STIP will not, without the consent of the participant, alter or impair any rights or obligations under any actual incentive award previously earned by such participant. No award may be granted during any period of suspension or after termination of the STIP. The STIP will remain in effect until terminated.

As discussed above, our overall compensation philosophy, including with respect to awards under the STIP, is generally to pay our employees competitively based on market consensus data, and commensurate with our performance which is aligned to achieve our corporate strategy. Working together, the Committee along with the Chief Executive Officer and the Vice President, Corporate Human Resources, reviews the individual incentive plans and awards to be made to executives and key employees under the STIP (other than the Chief Executive Officer, whose awards are only reviewed by the Committee, and the Vice President, Corporate Human Resources, whose awards are only reviewed by the Chief Executive Officer and the Committee). The recommendations of the Committee are subject to approval of the Board of Directors.

How Awards Are Determined Under The STIP.

The Committee, subject to approval by the Board of Directors, establishes an individual target award for each participant equal to a percentage of such participant’s salary. The Chief Executive Officer (other than with respect to himself) and the Vice President, Corporate Human Resources, recommend, and the Committee, in its sole discretion, considers, determines and approves the performance goals and objectives applicable to any actual incentive award. The performance goals and objectives are driven by achievement of our corporate strategy and may be on the basis of any performance factors the Committee determines relevant, including individual, business unit or Company-wide performance. Failure to meet the performance goals and objectives of the annual performance period will result in the participant’s failure to earn the actual incentive award, except as otherwise determined by the Committee. Actual incentive award payments will be determined, based on verified achievement levels of established performance goals and objectives for the annual performance period, by the Committee and approved by the Board of Directors.

For each annual performance period, the Committee, subject to approval by the Board of Directors, establishes an incentive award pool (the “STIP Pool”) based on achievement of the financial objectives. Payment of each actual incentive award is made as soon as practicable as determined by the Committee after the completion of the independent audit and filing of the Annual Report on Form 10-K for the annual performance period during which the actual performance award was earned. Unless otherwise determined by the Committee, to receive payment of an actual incentive award, a participant must be employed by us or any affiliate on the last day of the annual performance period, and, subject to certain exceptions in the event of a participant’s death or disability, on the date of payment of the actual incentive award. Actual incentive awards are paid from the incentive award pool in cash in a single lump sum. The Committee may, in its sole discretion, grant an award for an extraordinary individual contribution which substantially benefits us but is not reflected in the achievement of a participant’s individual goals.

2014 STIP Awards.

The Committee, with the approval of the Board of Directors, selected 71 key employees, including the Named Executive Officers, to be participants in the STIP for the annual performance period ending June 30, 2014 and established target awards for that period in line with our corporate strategy based on EBITDA and Net Sales (each term as defined below) and personal objectives, the funding for which came from the STIP Pool. The individual target award percentages for these participants ranged from 10% to 85% of a participant’s base salary. These components were weighted separately for each participant. Awards were payable on a graduated scale ranging from a threshold of 50% of the target award for each component up to a maximum of 200% of the target award for that component, subject to availability of funds under the STIP Pool. No award for a component was payable if performance was below the threshold. The STIP Pool for fiscal year 2014 was set at $2,219,133, assuming achievement of 100% of the target financial objective described under “Target for Objectives under the STIP,” below.

Target Awards as a Percentage of Base Salary under the STIP. The following table sets forth the target awards for each of the Named Executive Officers as a percentage of their base salaries for fiscal year 2014:

Named Executive Officer	Target Award as a Percentage of Base Salary
Cary B. Wood	85%
Mark Schlei (1)	40%
Gordon B. Madlock	40%
Michael W. Osborne	40%
Steven M. Korwin	40%

(1)	Mr. Schlei’s employment terminated on September 11, 2014 and no award was made for fiscal year 2014.

Target for Objectives under the STIP. The following table sets forth the threshold, target, maximum and actual amounts for each of the EBITDA and Net Sales objectives for fiscal year 2014:

Objective	Threshold	Target	Maximum	Actual
EBITDA (1)	$25,400,000	$29,216,000	$40,000,000	$30,705,000
Net Sales (2)	$300,700,000	$316,567,000	$364,000,000	$310,212,000

(1)	“EBITDA” means earnings before provision for income taxes, depreciation and amortization, as adjusted for fiscal 2014.

(2)	“Net Sales” means total net sales generated during fiscal year 2014, as adjusted.

STIP Targets and Actual Awards. The following table sets forth the objectives for each Named Executive Officer under the STIP, the percentage of each objective as related to the total potential award under the STIP, and the threshold, target, maximum and actual STIP awards for each Named Executive Officer:

Named Executive Officer	Objectives	Percentage of Total Award (%)	Threshold ($)	Target ($))	Maximum ($)	Actual ($)
Cary B. Wood	EBITDA	75	148,219	296,437	592,874	337,363
	Net Sales	25	49,407	98,813	197,626	79,024
Mark Schlei (1)	EBITDA	75	41,502	83,004	166,008	—
	Net Sales	25	13,834	27,668	55,336	—
Gordon B. Madlock	EBITDA	75	39,748	79,496	158,992	90,544
	Net Sales	25	13,250	26,499	52,998	21,209
Michael W. Osborne	EBITDA	75	35,969	71,937	143,874	81,889
	Net Sales	25	11,990	23,979	47,958	19,182
Steven M. Korwin	EBITDA	75	34,621	69,241	138,482	78,856
	Net Sales	25	11,541	23,081	46,162	18,471

(1)	Mr. Schlei’s employment terminated on September 11, 2014 and no award was made for fiscal year 2014.

The actual payout for all STIP participants for fiscal year 2014 was $2,213,114.

Fiscal Year 2015 STIP Awards

On August 20, 2014, the Board of Directors approved financial targets for awards for fiscal year 2015 under the STIP for the Named Executive Officers. The awards are based on achieving targets for EBITDA and Net Sales for fiscal year 2015. The STIP Pool for fiscal year 2015 was set at $2,704,169, assuming achievement of 100% of the targets. Additional detail regarding such awards, including actual awards in fiscal year 2015, will be included in the next annual proxy statement.

Bonuses.

The Committee may recommend bonuses in addition to or in lieu of bonuses earned under the STIP based on the Committee’s evaluation of the individual performance and level of responsibility of the Named Executive Officers and other members of management. In determining discretionary annual incentive bonuses for the Named Executive Officers, the Committee evaluates the Chief Executive Officer’s recommendations based on individual performance. The Committee independently evaluates the individual performance of the Chief Executive Officer. The results of those evaluations are used by the Committee to award the bonuses to the Named Executive Officers. The independent directors approved a one-time discretionary bonus in the amount of $25,000 to the Company’s Chief Executive Officer in November of 2013.

Long-Term Incentives

Our long-term incentive program typically involves the grant of restricted stock. During fiscal year 2014, the Committee worked with Meridian to better align the types of equity awarded under the 2010 LTIP with the market, and recommended to the Board of Directors that future awards include a mix of restricted stock units and options. The grants are designed to (i) align the interest of our key employees with our shareholders through the employees’ ownership of equity, (ii) accomplish our corporate strategy by requiring the vesting of such awards to be tied to the achievement of certain performance goals, and (iii) encourage the long-term employment of key employees.

In the early part of the fiscal year, the Committee, with input from the Chief Executive Officer and the Vice President, Corporate Human Resources, and after taking into account market consensus data provided by the independent compensation consultant, Meridian, responsibilities and performance of an executive, our consolidated financial projections, and business unit financial projections, recommend, for Board approval, a dollar value award for each executive which will be payable in restricted stock, restricted stock units, or options. The number of shares and/or options to be granted is based on the fair market value of our shares determined two (2) days after the filing of our Form 10-K for such prior fiscal year. The restricted stock units (and previously issued restricted shares) vest in four equal annual installments commencing one year from the date of grant, subject to achievement of certain performance criteria comprising a Valuation Index (“Valuation Index”) which is a formula determined by the Committee incorporating various financial metrics.

The Company annually reviews the long-term incentive elements of its compensation package, including the beneficial and detrimental aspects of particular compensation components such as restricted stock awards and stock options, to determine the continuing efficacy of such programs.

2001 SIP and 2010 LTIP.

In keeping with our philosophy of providing a total compensation package that includes long-term incentives, the total compensation package of our key employees, including our Named Executive Officers, may include restricted stock, stock options, restricted stock units and/or cash under the Sparton Corporation Stock Incentive Plan, as amended in October 2001 (the “2001 SIP”) or the Sparton Corporation 2010 Long-Term Stock Incentive Plan, as amended (the “2010 LTIP”). As of October 2011, we are no longer permitted to make new awards under the 2001 SIP. On August 20, 2104, the Board of Directors approved an amendment to the 2010 LTIP to permit awards of restricted stock units.

The total number of shares that may be awarded under the 2010 LTIP is 1,000,000 shares of common stock, 499,099 of which remain available for awards as of June 30, 2014. To the extent that any award is forfeited, terminates, expires or lapses without exercise or settlement under the 2010 LTIP, the shares subject to such awards forfeited or not delivered as a result thereof will again be available for awards under the 2010 LTIP.

During fiscal year 2014, we granted 85,958 shares of restricted stock under the 2010 LTIP to our key employees, including our Named Executive Officers (the “2014 Grants”). See the “Summary Compensation Table” on page 42 for a description of the restricted stock awarded to Named Executive Officers in fiscal year 2014. The shares vest in four equal annual installments, with the first installment commencing one year after the awards are made. Of the restricted stock awards that were granted in fiscal years 2010, 2012, 2013 and 2014 under the 2010 LTIP and the 2001 SIP, as of June 30, 2014, 226,308 of those shares have vested. The awards are performance based in that vesting is dependent upon achievement of the Valuation Index. In order for the recipient’s shares to vest, he or she must be an employee when the Annual Report on Form 10-K is filed for the applicable year. See footnote 1 at page 51 below under “Table – Potential Payments upon Termination or Change in Control,” for a description of acceleration of vesting under the 2001 SIP and 2010 LTIP upon a termination or change in control as determined at the discretion of the Committee.

The Valuation Index is based on a formula determined by the Committee in consultation with Meridian which incorporates various financial metrics which the Committee believes are critical to improving our long term enterprise value and increasing shareholder value, including EBITDA, cash, outstanding debt, dividends, and the weighted average of outstanding shares of our common stock. The target Valuation Index increases in each of the four annual vesting periods based on a growth rate determined by the Committee. Should we fail to achieve the required Valuation Index in any of the respective periods, the awards allow for vesting in subsequent years should we achieve certain future Valuation Index targets.

We designed the Valuation Index growth rates to reflect an aggressive, but reasonably achievable, increase in enterprise value over the previous fiscal year. Based upon the fiscal year 2014 financial results and resulting Valuation Index calculations, the following vesting has occurred in the LTIP program:

—	2010 – Valuation Index was achieved resulting in the vesting of the fourth installment of the awards that were granted in fiscal year 2010.
—	2012 – Valuation Index was achieved resulting in the vesting of the third installment of the awards that were granted in fiscal year 2012.
—

2013 – Valuation Index was achieved resulting in the vesting of the first and second installment of the awards granted that were granted in fiscal year 2013 (note, however, that the first installment did not vest in fiscal year 2013 due to the failure to achieve the Valuation Index in fiscal year 2013).

—	2014 – Valuation Index was achieved resulting in the vesting of the first installment of the awards that were granted in fiscal year 2014.

Fiscal Year 2015 Awards under the 2010 LTIP

On August 20, 2014, the Board of Directors approved the issuance of restricted stock awards to the Named Executive Officers and other officers for fiscal year 2015 under the 2010 LTIP, which awards will be granted two days after the filing of the Company’s Form 10-K for fiscal year 2014. The total dollar value of the awards is approximately $2,696,350 and the terms of such awards are substantially similar to the terms of the 2014 Grants, except that the awards will include a mix of stock options and restricted stock units (rather than restricted stock only). The amount of shares awarded to each Named Executive Officer will be based on the market value of the Company’s stock as of the date of grant. Additional detail regarding such awards, including actual awards in fiscal year 2015, will be included in the next annual proxy statement.

Allocation of Compensation Components.

We use a balanced approach in compensating company executives, combining fixed and performance-based compensation, annual and long-term compensation, and cash and equity compensation. The Committee determines the appropriate balance, as approved by the Board of Directors, based upon careful consideration, including consideration of market consensus data provided by independent compensation consultants. We do not have a specific policy for allocation of compensation components. The following chart sets forth the allocation of compensation components for the Named Executive Officers for fiscal year 2014, using fixed salary, incentive components at target, and grant date fair values of restricted stock as of June 30, 2014:

For fiscal year 2014, 58% of the compensation components for the Named Executive Officers (other than the Chief Executive Officer) were variable and tied to performance.

Post-Employment Compensation

Retirement Plans

We maintain a 401(k) plan that is available to substantially all U.S. employees of the Company, including Named Executive Officers. The Company also maintains a defined benefit plan, however, participation in the plan was frozen effective April 1, 2009. None of the Named Executive Officers are participants in our defined benefit plan as it was frozen prior to the time that they would have become eligible to participate.

Severance and Change in Control Arrangements

To enable us to offer competitive total compensation packages to our executive officers, as well as to ensure the on-going retention of these individuals when considering potential takeovers that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to our executive officers, including the Named Executive Officers, upon the occurrence of certain specified events.

A more detailed discussion of the retirement plans and severance and change in control arrangements are discussed under “Other Benefit Plans” and “Employment Agreements and Potential Payments Upon Termination or Change in Control” below.

Perquisites and Other Personal Benefits

We do not currently provide our executive officers, including the Named Executive Officers, with perquisites or other personal benefits including vehicle allowances except for tuition reimbursement to the CEO. These are disclosed in the “2014 Summary Compensation Table” set forth below. We do not provide tax reimbursement or any other tax payments to any of our executive officers other than those pursuant to our standard relocation practices.

Other Compensation Policies

In addition to the other components of our executive compensation program, we maintain the compensation policies described below. These policies are consistent with evolving best practices.

Stock Ownership Guidelines

In fiscal year 2014, the Board of Directors approved target unrestricted common stock ownership guidelines for management, including Named Executive Officers, as follows: (i) the Chief Executive Officer must attain stock ownership equal to 300% of base salary within five years after eligibility under the LTIP; (ii) the other Named Executive Officers must attain stock ownership equal to 150% of base salary within five years after eligibility under the LTIP; and (iii) the other executive officers must attain stock ownership equal to 100% of base salary (until such time, 50% of all new stock grants, net of voluntary stock forfeitures, must be retained by the applicable executive officer). If any Named Executive Officer’s target is not met within five years, 50% of such Named Executive Officer’s payment under the STIP will be paid in common stock until the target is met. Prior to approval of such targets, the target was 250% of base salary in excess of $100,000, to be attained within five years.

Policies on Hedging and Pledging

Under our Insider Trading Policy, all employees, including Named Executive Officers and members of our Board are prohibited in engagement in any hedging transactions with respect to our securities. Also under our Insider Trading Policy certain of our employees and consultants, including executive officers, and members of our Board are prohibited from pledging shares of our securities without first obtaining pre-clearance from our Compliance Officer.

Clawback Policy

In connection with any restatement of the Company’s financial statements due to material noncompliance by the Company with any financial reporting requirements under applicable securities laws, it is the policy of the Board of Directors to require forfeiture by current and former executive officers of incentive-based compensation in accordance with applicable laws, rules and regulations.

Further, under the 2010 LTIP, an award of restricted stock or options may be cancelled or suspended under certain circumstances, including: (1) commission of fraud, embezzlement or a felony; (2) disclosure of confidential information or trade secrets; (3) termination for cause; (4) active engagement in a business that competes with the Company, a subsidiary or an affiliate; and (5) engaging in conduct that adversely affects the Company, a subsidiary or an affiliate.

Impact of Tax Policies

Deductibility of Executive Compensation

It is our policy to structure and administer our long-term incentive compensation plans for our Named Executive Officers to maximize the tax deductibility of the payments as “performance-based compensation” under Section 162(m) to the extent practicable. In 2014, all such performance-based compensation was deductible to the Company. The Committee may provide compensation that is not tax deductible to the Company if it determines that such action is appropriate.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement (the “CD&A”) for the fiscal year ended June 30, 2014, which appears above. Based on the review and discussions referred to in the preceding sentence, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

The Compensation Committee

David P. Molfenter, Chairman

James D. Fast

Charles Kummeth

Executive Compensation

2014 Summary Compensation Table

The following table contains information pertaining to the annual compensation of the Named Executive Officers for fiscal years 2014, 2013, and 2012:

Name and Principal Position of Named Executive Officer	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
Cary B. Wood	2014	465,000	25,000	517,002	(3)	—	416,387	16,359	(5)	1,439,748
President and Chief Executive Officer	2013	465,000	—	450,005		—	396,684	17,587		1,329,276
	2012	443,333	—	440,003		—	524,569	26,839		1,434,744
Mark Schlei (1)	2014	276,680	—	222,008	(3)	—	116,620	8,666	(6)	623,974
Senior Vice President and Chief Financial Officer	2013	173,836	—	195,900		—	72,261	4,050		446,047

Gordon B. Madlock	2014	264,987	—	201,997	(3)	—	111,753	8,832	(6)	587,569
Senior Vice President, Operations	2013	241,149	—	101,750		—	96,884	8,824		448,607
	2012	224,000	—	91,006		—	124,727	16,564		456,297
Michael W. Osborne	2014	239,789	—	134,999	(3)	—	101,071	7,807	(6)	483,666
Senior Vice President, Corporate	2013	232,422	—	101,750		—	93,337	6,968		434,477
Development	2012	225,000	—	53,001		—	129,192	5,971		413,164
Steven M. Korwin	2014	230,805	—	134,999 (3)		—	97,327	7,539	(6)	470,670
Senior Vice President, Quality,	2013	212,448	—	101,750		—	85,348	7,965		407,511
Engineering and Information Systems	2012	198,000	—	66,003		—	103,371	15,755		383,129
(1)	Mr. Schlei’s employment with the Company commenced November 8, 2012 and was terminated on September 11, 2014.

(2)	The amounts set forth in this Proxy Statement are the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Topic 718, “Compensation—Stock Compensation” (“ASC Topic 718”), pursuant to Item 402 of Regulation S-K.

(3)	See “Grants of Plan-Based Awards Table,” at page 43, for disclosure of the restricted shares awarded to the Named Executive Officers during fiscal year 2014. The restricted shares vest in four equal installments commencing one year from the date of grant, subject to achievement of certain performance metrics that are based on the audited financial statements of the Company.

(4)	The amounts shown in this column are awards under the Company’s STIP.

(5)	The amount represents compensation for Mr. Wood’s 401(k) Plan matching, life insurance premium payments, and tuition reimbursement.

(6)	The amount represents the 401(k) Plan match and life insurance premium payments for fiscal 2014 for Messrs. Schlei, Madlock, Osborne and Korwin.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee during 2014, namely Messrs. Molfenter, Fast and Kummeth, were independent directors under NYSE rules then in effect, and no member was an officer or employee, or former officer or employee of the Company or any of its subsidiaries. No Compensation Committee member had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC. During 2014, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee or Board.

Common Stock Issuable Under Company Equity Compensation Plans

The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of June 30, 2014.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	38,543	(1)	$8.57	499,099
Equity compensation plans not approved by security holders	—		—	—
Total	38,543		$8.57	499,099

(1)	The amount represents shares of common stock to be issued upon exercise of options issued by the Company. There are no other outstanding options, warrants or other rights pursuant to which capital stock of the Company may be issued.

Plan-Based Compensation

Equity Compensation Plans Approved by Shareholders

The Company’s shareholders previously approved the 2001 SIP and the 2010 LTIP. The Company uses the 2010 LTIP for stock based incentive awards (the term of the 2001 SIP is expired and no shares are available for issuance under such plan). See above for a description of the 2001 SIP and the 2010 LTIP. As of the date of this Proxy Statement, 499,099 shares are available for future awards under the 2010 LTIP.

Equity Compensation Plans Not Approved by Shareholders

The Company does not maintain any equity compensation plans not approved by shareholders.

Grants of Plan-Based Awards Table

The following table sets forth information concerning equity and non-equity incentive plan awards made to each of the Named Executive Officers of the Company during fiscal year 2014:

			Estimated Future Payouts Under Equity Incentive Plan Awards	Grant Date Fair Value of Stock and Option Awards ($)(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (3)
	Board Approval	Grant	Target (#)(1)
Name	Date	Date			Threshold ($)	Target ($)	Maximum ($)
Cary B. Wood	8/21/2013	9/5/2013	24,261	517,002	197,625	395,250	790,500
Mark Schlei (4)	8/21/2013	9/5/2013	10,418	222,008	55,336	110,672	221,344
Gordon B. Madlock	8/21/2013	9/5/2013	9,479	201,997	52,998	105,995	211,990
Michael W. Osborne	8/21/2013	9/5/2013	6,335	134,999	47,958	95,916	191,832
Steven M. Korwin	8/21/2013	9/5/2013	6,335	134,999	46,161	92,322	184,644

(1)	The amounts represent the number of restricted shares awarded to the Named Executive Officers in fiscal year 2014 under the 2010 LTIP. See the “Summary Compensation Table” at page 42 for additional detail regarding the restricted stock issuances, including vesting terms.

(2)	The amounts represent the aggregate grant date fair value computed in accordance with ASC Topic 718 pursuant to Item 402 of Regulation S-K.

(3)	The amounts represent the potential payouts under the Company’s STIP during fiscal 2014 under the various levels. See page 35 above under “STIP Generally” for a narrative description of the STIP and the performance based objectives upon which the actual STIP awards are based. See the “Summary Compensation Table” at page 42 for disclosure of the actual STIP awards.

(4)	Mr. Schlei’s employment with the Company terminated on September 11, 2014.

See page 40 above under “Allocation of Compensation Components” for detail regarding the amount of salary and bonus in proportion to total compensation.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information about the status of stock and option awards outstanding for the Named Executive Officers as of June 30, 2014:

	Option Awards				Stock Awards
Named Executive Officers	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (1)	Equity incentive plan awards: market or pay-out value of unearned shares, units or other rights that have not vested ($) (2)
Cary B. Wood	—	—	—	—	116,401	3,228,964
Mark Schlei (3)	—	—	—	—	25,418	705,095
Gordon B. Madlock	—	—	—	—	29,347	814,086
Michael W. Osborne	—	—	—	—	21,887	607,145
Steven M. Korwin	—	—	—	—	23,372	648,339

(1)	The amounts represent restricted share awards granted in fiscal years 2011, 2012, 2013 and 2014. See the “Summary Compensation Table” at page 42 for a detailed description of the awards.

(2)	The market value is based on the closing market price of the Company as of June 30, 2014, being $27.74 per share.

(3)	Mr. Schlei’s employment with the company terminated on September 11, 2014.

Option Exercises and Stock Vested Table

The following table sets forth the options exercised by the Named Executive Officers in fiscal year 2014 and the restricted stock of the Named Executive Officers which vested during fiscal year 2014:

	Option Awards		Stock Awards
Named Executive Officers	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Cary B. Wood	—	—	35,928	765,626
Mark Schlei (3)	—	—	—	—
Gordon B. Madlock	—	—	7,427	158,270
Michael W. Osborne	—	—	4,318	92,017
Steven M. Korwin	—	—	5,389	114,840

(1)	The value realized is equal to the aggregate dollar amount realized by the applicable Named Executive Officer upon exercise of the applicable options computed by determining the difference between the market price of the underlying shares at exercise and the exercise price of the options.

(2)	The value realized on the vesting is based on the closing market price of the Company stock as of the date of vesting, September 13, 2013, being $21.31 per share. The amounts represent restricted shares that vested in fiscal year 2014 upon the satisfaction of certain performance criteria.

(3)	Mr. Schlei’s employment with the Company terminated on September 11, 2014.

Other Benefit Plans

401(k) Retirement Plan

The Company maintains a 401(k) Plan that is available to substantially all U.S. employees of the Company. The Company matches 50% of each participant’s voluntary contribution up to 6% of the participant’s compensation and: (i) for contributions prior to January 1, 2011, a participant will vest ratably over a 5-year period in the matching contributions and (ii) for contributions as of and after January 1, 2011, the participant vests immediately in the matching contributions. At the election of the participant, both employer and employee contributions may be invested in any of the available investment options under the plan, which election options include the Company’s common stock.

Qualified Defined Benefit Plan

The pension plan is a defined benefit plan covering substantially all U.S. employees of the Company that were eligible employees prior to the date that participation in the plan was frozen (described below). In fiscal year 2013, the Company made contributions to the pension plan in the aggregate amount of $0.2 million in order to satisfy funding requirements. Effective April 1, 2009, the Company notified employees that it would freeze participation and the accrual of benefits in the plan. The Named Executive Officers are not participants in the Company’s defined benefit plan because participation and the accrual of benefits were frozen as of April 1, 2009, prior to the time that they would have become eligible to participate.

Deferred Compensation Plans or Agreements

Effective January 1, 2014, the Company has established a Deferred Compensation Plan, as amended, which permits selected individuals to defer certain types of compensation (“Eligible Pay Types”). The plan applies to selected employees, members of the Board of Directors and members of committees established by the Board of Directors. The following chart lists the Eligible Pay Types from which participants can elect to defer compensation. The chart also summarizes what percentage of each Eligible Pay Type a participant can defer for each year.

Eligible Pay Type	Maximum Deferral Percentage
Base Salary	80%
Annual Bonus	80%
Annual Commissions	80%
Director Fees	100%
401(k) Refund	100%
Restricted Stock Units	100%

Once an individual is permitted to participate in the plan, the individual is permitted to elect how much, if any, of the Eligible Pay Types listed above will be deferred. Deferrals are only made prospectively. As amounts are deferred, participants may direct how those deferred amounts are invested. The investment choices are substantially similar to those options available under the 401(k) plan.

The plan may, but is not required to, purchase life insurance to fund the deferred compensation. The life insurance would have a cash value that could be used to pay benefits that otherwise would come out of the Company’s general assets. If life insurance is obtained, it would be used to provide the compensation participants would receive on a future date. The investment choices are not altered by the purchase or failure to purchase a life insurance policy.

The amounts deferred under the plan remain subject to the general claims of creditors of the Company. In general, the Company tracks the amounts deferred and the investments directed by participants for accounting purposes and is not required to put aside assets or actually make the selected investment.

Employment Agreements and Potential Payments upon Termination or Change in Control

In June 2012 and August 2012, the Board of Directors, upon recommendation of the Compensation Committee, authorized management to review and amend the employment agreements of the Company executives reporting directly to the Chief Executive Officer and the General Managers of each of the Company’s business units, including the Named Executive Officers, with respect to severance packages. Any such amendments could include the following, based on a review of the facts and circumstances of each such employee (including the applicable compensation package payable to the employee): (i) up to nine months’ severance, (ii) certain COBRA costs, and (iii) outplacement program support not to exceed $25,000 (all subject to the individual executing an appropriate and comprehensive release, including non-disparagement, non-compete, and non-solicitation). The amended severance packages for the Named Executive Officers (other than the Chief Executive Officer, whose severance package was not amended) are included in the description of their employment agreements below, which amended packages also include severance upon a change in control if the Named Executive Officer is terminated within a year after a change in control.

The following is a brief summary of employment agreements of Named Executive Officers and potential payments upon termination or change in control:

Cary B. Wood

Mr. Wood’s current employment agreement remains effective until October 31, 2014. On June 30, 2014 a new employment agreement, effective October 31, 2014, was entered into between the Company and Mr. Wood.

2011 Employment Agreement

On August 24, 2011 the Company entered into an employment agreement with Mr. Wood whereby Mr. Wood will continue to serve as the President and Chief Executive Officer of the Company. Mr. Wood’s employment agreement provides for a three year term commencing on October 31, 2011. Under the terms of the employment agreement, Mr. Wood receives an annual base salary of $465,000. In addition, Mr. Wood is eligible to receive an annual bonus to the same extent and on the same terms that such a bonus is generally provided by the Company from time to time to the Company’s other officers, but commensurate with his position and with annual threshold, target and maximum payment opportunities of not less than 42.5%, 85% and 170% of base salary, respectively. Mr. Wood is entitled to employee benefits no less favorable than those generally provided to other executives of the Company, including but not limited to nineteen days paid vacation, health, disability and life insurance, and participation in the Company’s 401(k) plan. Mr. Wood is eligible for awards under the Company’s long-term incentive program to the same extent and on the same terms as those awards are generally provided by the Company from time to time to its other officers, as determined by the Compensation Committee of the Board of Directors, but commensurate with his position with the Company. The compensation payable to Mr. Wood under the employment agreement is subject to recovery (i.e., clawback) pursuant to policies established by the Board of Directors of the Company and consistent with applicable federal laws.

Upon termination by the Company of Mr. Wood’s employment without Cause (defined below) or upon termination by Mr. Wood for Good Reason (defined below), Mr. Wood would be entitled to receive: (i) payment of base salary for eighteen months after such termination (payable monthly), (ii) his performance bonus for the applicable period, subject to pro rata reduction for the applicable portion of the performance period, if his employment is terminated prior to the last day of an annual performance period relating to a performance bonus and at least six months after the first day of the annual performance period, and (iii) payment of premiums for up to eighteen months of COBRA continuation coverage for Mr. Wood and his dependents. The Company’s failure to offer to extend the term of the employment agreement for at least one year on substantially the same terms at least sixty days before the end of the term will be deemed a termination without Cause and Mr. Wood would be entitled to the foregoing payments. The Company’s obligation to make the foregoing payments is subject to Mr. Wood’s execution of a full release of claims related to his employment with the Company and/or his termination or resignation (other than his right to indemnification under the employment agreement for losses in connection with his employment by the Company and/or service as an officer or director of the Company). The Company’s obligation to continue to make payments under (i) and (iii) of this paragraph are subject to Mr. Wood’s assistance with certain claims and compliance with his agreements regarding confidentiality, non-disparagement, non-competition and non-solicitation (described below).

“Cause” means: (i) Mr. Wood’s failure or refusal to materially perform his duties and responsibilities, or the failure of Mr. Wood to devote substantially all of his business time and attention exclusively to the business and affairs of the Company in accordance with the terms of the employment agreement; (ii) the willful misappropriation of the funds or property of the Company; (iii) use of alcohol, to the extent that such use interferes with the performance of Mr. Wood’s obligations under this Agreement, continuing after written warning, or use of illegal drugs, with or without previous warning; (iv) conviction of, or plea of guilty or “no contest”, to a felony or of any crime involving moral turpitude, dishonesty, theft, unethical or unlawful conduct; (v) a material breach by Mr. Wood of the employment agreement or any other written agreement between Mr. Wood and the Company; (vi) a material failure by Mr. Wood to comply with the Company’s written policies or rules adopted by the Board or an authorized committee thereof; or (vii) the commission by Mr. Wood of any willful or intentional act which could reasonably be expected to injure the reputation, business or business relationships of the Company or which could reasonably be expected to bring Mr. Wood or the Company into disrepute, or the commission of any act which is a breach of Mr. Wood’s fiduciary duties to the Company. For any termination pursuant to (i), (v), or (vi) above, the Company must first give written notice of the breach to Mr. Wood, and if the breach is susceptible to a cure, the Company must give Mr. Wood a reasonable opportunity to promptly (within 30 days) cure the breach.

“Good Reason” means (1) a material change by the Company in Mr. Wood’s authority, duties or responsibilities which would cause Mr. Wood’s position with the Company to become of materially less responsibility and importance; including but not limited to the removal of Mr. Wood from his position as President and/or Chief Executive Officer, or his removal from the Board, or, (2) the Company otherwise materially breaches this Agreement, provided that (a) Mr. Wood must provide written notice to the Company of the Good Reason no more than ninety days after the initial existence of the Good Reason, and (b) the Company is afforded thirty days to remedy the material change or breach, and (c) Mr. Wood terminates within one-hundred-fifty days following the initial existence of any Good Reason. Notwithstanding, the occurrence of the events described in clauses (i) and (ii) below will not constitute a material breach of the employment agreement and will not constitute a material change by the Company in Mr. Wood’s authority, duties or responsibilities which would cause Mr. Wood’s position with the Company to become of materially less responsibility and importance: (i) responsibility for one or more of the Company’s or its affiliates’ operations is delegated to a person or persons (each, a “Delegate Officer”) by the Board or the Chief Executive Officer, regardless of whether Mr. Wood at one time performed some or all of the job responsibilities assigned to such Delegate Officer, provided that such Delegate Officer reports, directly or indirectly, to Mr. Wood, and (ii) the size of the Company including its affiliates changes.

Mr. Wood may voluntarily terminate his employment at any time and for any reason with at least thirty days written notice to the Company (provided that the Company may accelerate the date of termination under such circumstances). Upon such voluntary termination without Good Reason or a termination by the Company of Mr. Wood for Cause, Mr. Wood would only be entitled to receive his base salary through the date of termination. Upon Mr. Wood’s termination or resignation, all rights to unvested stock, options or incentive grants and bonuses will be forfeited except as otherwise provided in the employment agreement or applicable award agreement or plan.

Mr. Wood’s agreement contains standard confidentiality and non-disparagement provisions for the benefit of the Company. Mr. Wood is restricted from competing with the Company or soliciting employees, customers or suppliers during the term of the agreement and for a period of eighteen months thereafter.

2014 Employment Agreement

The 2014 employment agreement was signed on June 30, 2014 and is effective October 31, 2014. Except for the effective date and the two provisions described in this paragraph, the terms of the 2011 employment agreement summarized above remain in effect in the 2014 employment agreement. First, Mr. Wood’s base salary will be increased to $575,000. Second, the definition of “Good Reason” was revised to include if Mr. Wood ceases to be the Company’s “principal executive officer” for proxy reporting purposes during any period the Company is required to file a proxy statement under federal securities law.

Mark Schlei

Effective November 8, 2012, the Company entered into an employment agreement with Mark Schlei. Mr. Schlei’s employment with the Company terminated on September 11, 2014 and his employment agreement terminated as of such date. The agreement currently provides for: (i) at-will employment, (ii) a current annual base salary of $278,100, subject to annual review by the Chief Executive Officer, (iii) eligibility for a performance bonus of 40% of Mr. Schlei’s annual salary provided that certain target objectives set by the Chief Executive Officer are attained, (iv) eligibility for participation in the LTIP, (v) a grant of 15,000 shares of restricted common stock under the LTIP, (vi) eligibility for participation in the Company’s employee benefit plans that are offered to salaried employees including, without limitation, health insurance, disability, participation in the Company’s 401(k) plan and any applicable incentive program, (vii) certain severance detailed below, and (viii) covenants not to compete or solicit employees or customers for 18 months following termination or disclose proprietary information. The compensation payable to Mr. Schlei under the employment agreement is subject to recovery (i.e., clawback) pursuant to policies established by the Board of Directors of the Company and consistent with applicable federal laws.

If Mr. Schlei’s employment is terminated for any reason other than “just cause” (as defined below), death or disability, or if his employment is involuntary terminated within twelve months of a Change in Control (as defined below), his employment agreement provides that the Company will pay Mr. Schlei severance equal to nine months’ salary (or twelve months’ salary in connection with a Change in Control), payable over a period of nine months (or twelve months in connection with Change in Control) as a part of the Company’s standard payroll, nine months of COBRA premiums (or twelve months in connection with a Change in Control), and outplacement services in an amount not to exceed $25,000, subject to Mr. Schlei’s delivery of a signed release of claims and the return of all property in Mr. Schlei’s possession or control that belongs to the Company.

Under Mr. Schlei’s employment agreement, “just cause” means any of the following: (i) gross negligence; (ii) the commission of any willful or intentional act which could reasonably be expected to injure the reputation, business, or business relationships of the Company or which could reasonably be expected to bring Mr. Schlei or the Company into disrepute, or the commission of any act which is a breach of Mr. Schlei’s fiduciary duties to the Company; (iii) conviction or commission or the entry of a guilty plea or pleas of no contest to any felony, or to any other crime involving moral turpitude, dishonesty, theft, unethical or unlawful conduct; (iv) breach of applicable confidentiality, non-solicitation or non-competition provisions; (v) unsatisfactory performance; (vi) breach of any material provision of the Company’s Code of Business Conduct and Ethics or other policies and procedures; (vii) use of alcohol or drugs to the extent such use adversely affects his ability to perform his duties or adversely affects the business reputation of Mr. Schlei or the Company; (viii) use of illegal drugs; or (ix) failure or refusal to substantially perform his duties and responsibilities to the Company.

Under Mr. Schlei’s employment agreement, “Change in Control” means: (i) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent of the total fair market value or total voting power of the stock of the Company; (ii) any one person, or more than one person acting as a group, acquires (or has acquired during any twelve month period) ownership of stock of the Company possessing thirty percent or more of the total voting power of the stock of the Company; (iii) a majority of the members of the Board of Directors is replaced during any twelve month period by directors whose appointment is not endorsed by a majority of the members of the Board of Directors before the date of appointment or election; or (iv) any one person, or more than one person acting as group, acquires (or has acquired during any twelve month period) assets from the

Company that have a total gross fair market value equal to or more than forty percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

Gordon B. Madlock

Effective January 5, 2009, the Company entered into an employment agreement with Gordon B. Madlock. Mr. Madlock’s agreement was amended effective August 22, 2012. The agreement currently provides for: (i) at-will employment, (ii) a current annual base salary of $269,280, subject to annual review by the Chief Executive Officer, (iii) eligibility for a performance bonus of 40% of Mr. Madlock’s annual salary provided that certain target objectives set by the Chief Executive Officer are attained, (iv) eligibility for participation in the Company’s employee benefits plans that are offered to salaried employees including, without limitation, health insurance coverage, disability, participation in the Company’s 401(k) plan and any applicable incentive programs, (v) certain severance detailed below, and (vi) covenants not to compete or solicit employees for eighteen months following termination or disclose proprietary information.

The provisions regarding termination of employment are generally the same as those of Mr. Schlei except that under Mr. Madlock’s employment agreement, “just cause” means any of the following: (i) the commission of any illegal act, (ii) the commission of any act of dishonesty, fraud, gross negligence, or willful deceit in connection with his employment, (iii) the use of alcohol or drugs to the extent such use adversely affects his ability to perform his duties or adversely affects the business reputation of Mr. Madlock or the Company, (iv) a material and willful failure to perform his assigned duties, (v) the use of illegal drugs or conviction of a crime which is a felony or which involves theft, dishonesty, unethical conduct or moral turpitude, (vi) willful violation of any of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to him, (vii) willful and material violation of the Company’s written policies, or (viii) willful and material breach of his employment agreement.

Michael W. Osborne

Effective January 5, 2009, the Company entered into an employment agreement with Michael W. Osborne. Mr. Osborne’s agreement was amended effective August 22, 2012. The agreement currently provides for: (i) at-will employment, (ii) a current annual base salary of $241,020, subject to annual review by the Chief Executive Officer, (iii) eligibility for a performance bonus of 40% of Mr. Osborne’s annual salary provided that certain target objectives set by the Chief Executive Officer are attained, (iv) eligibility for participation in the Company’s employee benefit plans that are offered to salaried employees including without limitation health insurance coverage, disability, participation in the Company’s 401(k) plan, and any applicable incentive programs, (v) certain severance detailed below, and (vi) covenants not to compete or solicit employees for eighteen months following termination or disclose proprietary information.

The provisions regarding Mr. Osborne’s termination of employment are generally the same as those of Mr. Madlock.

Steven M. Korwin

Effective December 8, 2008, the Company entered into an employment agreement with Steven M. Korwin. Mr. Korwin’s agreement was amended effective August 22, 2012. The agreement currently provides for: (i) at-will employment, (ii) a current annual base salary of $234,055 subject to annual review by the Chief Executive Officer, (iii) eligibility for a performance bonus of 40% of Mr. Korwin’s annual salary provided that certain target objectives set by the Chief Executive Officer are attained, (iv) participation in the Company’s relocation benefits package, (v) eligibility for participation in the Company’s employee benefits plans that are offered to salaried employees including without limitation health insurance coverage, disability, participation in the Company’s 401(k) plan and any applicable incentive programs, (vi) certain severance detailed below, and (vii) covenants not to compete or solicit employees for eighteen months following termination or disclose proprietary information.

The provisions regarding Mr. Korwin’s termination of employment are generally the same as those of Mr. Madlock.

Donald Pearson

Effective September 15, 2014, the Company entered into an employment agreement with Donald Pearson, who will serve as the company’s Chief Financial Officer.

The employment agreement is for at-will employment without a set term. Under the terms of the employment agreement, the Company will pay Mr. Pearson an annual base salary of $380,000. In addition, Mr. Pearson is eligible to receive an annual bonus of not less than 60% of his annual salary, based upon the STIP program, provided certain target objectives have been attained. Mr. Pearson’s employment may be terminated: (i) by the Company or Mr. Pearson at any time for any reason; (ii) by the Company for “just cause” (as defined below); (iii) by Mr. Pearson for “good reason” (as defined below); and (iv) by the Company upon the death or disability of Mr. Pearson. “Just cause” means any of the following: (a) gross negligence; (b) the commission by Mr. Pearson of any willful or intentional act which could reasonably be expected to injure the reputation, business or business relationships of the Corporation or which could reasonably be expected to bring Mr. Pearson or the Corporation into disrepute, or the commission of any act which is a breach of Mr. Pearson’s fiduciary duties to the Corporation; (c) conviction or commission of or the entry of a guilty plea or pleas of no contest to any felony, or to any other crime involving moral turpitude, dishonesty, theft, unethical or unlawful conduct; (d) breach of applicable confidentiality, nonsolicitation or noncompetition provisions to which he is subject, including such provisions under this Agreement; (e) a breach of any material provision of the Corporation’s Code of Business Conduct and Ethics or other policies and procedures; (f) use of alcohol or drugs to the extent such use adversely affects Mr. Pearson’s ability to perform his duties or adversely affects the business reputation of Mr. Pearson or the Corporation; (g) use of illegal drugs; or (h) failure or refusal to substantially perform Executive’s duties and responsibilities to the Corporation as reasonably determined from time to time by the CEO. “Good reason” means the occurrence of any of the following: (a) a material change in Mr. Pearson’s authority, duties or responsibilities (other than temporarily while disabled or otherwise incapacitated) which would cause Mr. Pearson’s position to become of materially less responsibility and importance, including, but not limited to, the removal of Mr. Pearson from his position as CFO, or Mr. Pearson ceases to be a “principal financial officer” for proxy reporting purposes during any period in which the Corporation is required to file a proxy under the federal securities laws; or (b) the Corporation otherwise materially breaches this Agreement, provided that (i) Mr. Pearson shall provide written notice to the Corporation of the good reason in (a) or (b) above no more than ninety (90) days after the initial existence of the good reason, and (ii) the Corporation is afforded thirty (30) days to remedy the material change or breach, and (iii) if the Corporation fails to cure, Mr. Pearson terminates within one-hundred-fifty (150) days following the initial existence of any good reason. If Mr. Pearson’s employment terminates for reasons other than just cause or Mr. Pearson’s resignation without good reason, and the termination is after the end of a performance period and prior to payment of a performance bonus, then the Company will pay Mr. Pearson such bonus amount at the time such bonus is regularly paid. If the Company terminates Mr. Pearson’s employment for any reason other than just cause, death, or disability, or if Mr. Pearson terminates his employment for good reason, the Company will: (i) pay Mr. Pearson the bonus described in the preceding sentence if the termination is after the end of a performance period and prior to payment of a performance bonus; (ii) pay Mr. Pearson severance in an amount equal to twelve (12) months of his current salary; (iii) if Mr. Pearson’s date of termination occurs prior to the last day of an annual performance period relating to a performance bonus and at least six months after the first day of such annual performance period, pay Mr. Pearson such bonus amount, subject to pro rata reduction for the portion of the performance period following the date of termination; (iv) pay Mr. Pearson twelve (12) months of COBRA premiums for medical insurance for Mr. Pearson and/or his dependents if he so elects; and (v) pay for outplacement services for Mr. Pearson in an amount not to exceed $25,000. In order to receive such benefits Mr. Pearson must enter into a customary separation and release agreement.

Pursuant to the terms of the employment agreement, Mr. Pearson will be eligible to participate in the 2010 LTIP with an annual grant target award of $400,000. In addition, Mr. Pearson was granted 15,000 shares of restricted stock pursuant to the Company’s standard Award Agreement and the 2010 LTIP. The restricted stock will vest in four annual amounts, subject to the terms of the LTIP, as follows: (i) 3,500 shares vest on the first anniversary of the Effective Date; (ii) 3,500 shares vest on the second anniversary of the Effective Date; (iii) 4,000 shares vest on the third anniversary of the Effective Date; and (iv) 4,000 shares vest on the fourth anniversary of the Effective Date.

Under the employment agreement, Mr. Pearson agrees: (i) not to disclose Company confidential information during the term and at all times thereafter; (ii) not to compete with the Company during the term and for a period of eighteen months thereafter; and (iii) not to solicit employees or customers during the term and for a period of eighteen months thereafter.

Table - Potential Payments upon Termination or Change in Control

The following is a table showing estimated payments and benefits to the Named Executive Officers upon termination or change in control, assuming the event triggering payment occurred on June 30, 2014. Other than as set forth below, all contracts, agreements, plans or arrangements are non-discriminatory in scope, term and operation and are generally available to all salaried employees (including without limitation payments upon death, disability and retirement).

Named Executive Officer	Termination	Change in Control
Cary B. Wood	(2)
Salary	$697,500
Bonus	$416,387
Value Realized Upon Vesting of Equity-Based Awards (1)		$3,228,964
COBRA Premium	$29,797
Total	$1,143,684	$3,228,964
Mark Schlei	(3)
Salary	$208,575	$278,100
Value Realized Upon Vesting of Equity-Based Awards (1)		$705,095
Outplacement Services	$25,000
Total	$233,575	$983,195
Gordon B. Madlock	(3)
Salary	$201,960	$269,280
Bonus
Value Realized Upon Vesting of Equity-Based Awards (1)		$814,086
Outplacement Services	$25,000
COBRA Premium	$14,733	$19,643
Total	$241,692	$1,103,009
Michael W. Osborne	(3)
Salary	$180,765	$241,020
Bonus
Value Realized Upon Vesting of Equity-Based Awards (1)		$607,145
Outplacement Services	$25,000
COBRA Premium	$14,898	$19,865
Total	$220,663	$868,030
Steven M. Korwin	(3)
Salary	$175,541	$234,055
Bonus
Value Realized Upon Vesting of Equity-Based Awards (1)		$648,339
Outplacement Services	$25,000
COBRA Premium	$14,898	$19,865
Total	$215,440	$902,259

(1)

The restricted stock awards awarded to date under the 2010 LTIP, including the awards to the Named Executive Officers in fiscal years 2010, 2012, 2013 and 2014, provide that the awards automatically become fully vested upon a Change in Control. Under the 2010 LTIP, upon termination of employment (as determined under criteria established by the Compensation Committee, including upon death or disability) or upon a Change in Control, the Compensation Committee may in its discretion waive any remaining restrictions applicable to any of the restricted stock issued to the Named Executive Officers. Under the 2010 LTIP, “Change in Control” means: (i) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent of the total fair market value or total voting power of the stock of the Company; (ii) any one person, or more than one person acting as a group, acquires (or has acquired during any twelve month period) ownership of stock of the company possessing thirty percent or more of the total voting power of the stock of the Company; (iii) a majority of the members of the Board of Directors is replaced during any twelve month period by directors whose appointment is not endorsed by a majority of the members of the Board of Directors before the date of appointment or election; or (iv) any one person, or more than one person acting as a group, acquires (or has acquired during any twelve month period) assets from the Company that have a total gross fair market value equal to or more than forty percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

Under the 2001 SIP, restricted stock and stock options awarded vest and cease to be restricted in connection with a Change in Control (as defined under the 2001 SIP, see below), unless provisions are made in connection with the Change in Control for the continuance of the 2001 SIP and the assumption of or the substitution for the award covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. “Change in Control” under the 2001 SIP means the first to occur of any one of the following events: (i) any “person,” as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company or a subsidiary, or a trustee of an employee benefit plan sponsored solely by the Company or a subsidiary is or becomes, other than by purchase from the Company, the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of shares of common stock or other securities of the Company representing twenty percent or more of the combined voting power of the Company’s then outstanding voting securities, excluding any such beneficial holders as of the effective date of the 2001 SIP, (ii) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless each new director was nominated or elected by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (iii) any other event or series of events which, notwithstanding any provision of the 2001 SIP, is determined by the Board of Directors to constitute a Change in Control of the Company for purposes of the 2001 SIP.

The amounts reflect acceleration of vesting of all restricted stock awards of the Named Executive Officers under the 2001 SIP and the 2010 LTIP upon a Change in Control. The values are based on the closing market price of the Company’s common stock as of June 30, 2014, being $27.74 per share.

(2)	The potential payments to Mr. Wood are payable upon termination by the Company without Cause or upon resignation by Mr. Wood for Good Reason, as such terms are defined above under the description of Mr. Wood’s employment agreement on page 46. The amount includes: (i) monthly salary payable for eighteen months after termination; (ii) a pro rata performance bonus at target (which is payable only if Mr. Wood is terminated or resigns prior to the last day of the annual performance period and at least six month after the first day of such annual performance period); and (iii) payment of COBRA premiums for up to eighteen months.

(3)	The potential payment to Messrs. Schlei, Madlock, Osborne and Korwin are only payable if the Company terminates employment for any reason other than “just cause” (as such term is defined above under the respective description of their employment agreements at pages 48, 49, 50 and 51), death or disability. The amount includes nine months’ salary payable over nine months as part of the Company standard payroll (twelve months for a Change in Control), nine months of COBRA premiums (twelve months for a Change in Control), and up to $25,000 for outplacement services. Mr. Schlei’s employment with the Company terminated on September 11, 2014.

Target Stock Ownership for Management

In fiscal year 2015, the Board of Directors approved target unrestricted common stock ownership guidelines for management, including Named Executive Officers, as follows: (i) the Chief Executive Officer must attain stock ownership equal to 300% of base salary within five years after eligibility under the LTIP; (ii) the other Named Executive Officers must attain stock ownership equal to 150% of base salary within five years after eligibility under the LTIP; and (iii) the other executive officers must attain stock ownership equal to 100% of base salary (until such time, 50% of all new stock grants, net of voluntary stock forfeitures, must be retained by the applicable executive officer). If any Named Executive Officer’s target is not met within five years, 50% of such Named Executive Officer’s payment under the STIP will be paid in common stock until the target is met. Prior to approval of such targets, the target was 250% of base salary in excess of $100,000 to be attained within five years. The stock ownership guidelines for our Named Executive Officers and their actual ownership levels as of June 30, 2014 under the guidelines in effect prior to June 2014 are set forth in the graph below:

Monitoring Risks Related to Compensation Policies and Practices

Our Compensation Committee and our Board believes that our compensation programs are appropriately designed to attract and retain talent and properly incentivize our employees. We have compared our compensation policies and programs to those of other similar companies in making our determination. Our Compensation Committee and Board are aware that if the programs are not carefully designed, the programs could incentivize executives to take imprudent business risks. Although our programs are generally based on pay-for-performance and provide incentive-based compensation, our programs also include mitigation factors to help ensure that our employees and executives are not incentivized to take risks that could adversely affect our business. We believe that the following features of our compensation program help to mitigate risks:

•	Oversight by the Compensation Committee and the Board and frequent reporting on compensation matters by management to the Compensation Committee and the Board;

•

A large portion of each employee’s compensation is base salary, so we do not believe our employees are dependent on achieving high incentive compensation to satisfy their basic financial needs (see page 40 under “Allocation of Compensation Components” for the percentages that each element of compensation bears to total compensation);

•	Careful consideration of plan targets and final payout amounts with targets focusing on reportable financial metrics;

•	Significant ownership goals by key executives in our common stock;

•

Inclusion of both short-term (such as incentive pay based upon the profitability and financial health of the Company) and long-term goals (such as using restricted stock and vesting over time based upon achieving specific performance goals);

•	Providing for a mixture of both cash and equity-based compensation;

•	The short-term incentive opportunities under the STIP are capped at two times the applicable target;

•

The measures for both the short-term and long-term incentive plans are aligned with achievable operating and strategic plans for the Company, and the payouts at threshold, target and maximum are at reasonable levels such that management is not incentivized to achieve short-term goals that are adverse to the long-term well-being of the Company;

•

The long-term incentive opportunities under the Company’s LTIP are based upon achieving specific measurable performance goals over time (i.e., the participants do not receive the benefit of the awards simply by virtue of employment with the Company);

•	We have adopted a clawback policy in accordance with applicable laws and regulations (see a description under “Clawback Policy,” on page 41).

After review of our various compensation policies and programs, the Company does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Director Compensation

General

At the beginning of fiscal 2014, total annual compensation payable to the independent directors was as follows: (i) to the independent directors other than the Chairman, $45,000, being $17,500 in cash payable quarterly and $27,500 as an annual stock grant; (ii) to the Chairman, $80,000, being $43,500 in cash payable quarterly and $36,500 as an annual stock grant.

In addition, directors serving on Board committees are paid $900 for each regularly scheduled committee meeting, other than the Audit Committee, for which each member is paid $1,100 for each regularly scheduled meeting. The higher Audit Committee fees reflect the additional time the committee spends on Company matters. An annual retainer in the amount of $10,000, $6,000 and $6,000 is paid in quarterly installments to the Chairman of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively.

The Nominating & Corporate Governance Committee recommended and, on August 21, 2013, the Board approved, an increase in director compensation effective November 14, 2013, as follows: (i) to the independent directors other than the Chairman, $70,000, being $30,000 in cash payable quarterly and $40,000 as an annual stock grant; (ii) to the Chairman, $130,000, being $65,000 in cash payable quarterly and $65,000 as an annual stock grant. The increases in director compensation were based on the Committee’s review of data published by the National Association of Corporate Directors (“NACD”) regarding director compensation.

The Nominating & Corporate Governance Committee recommended and, on August 20, 2014, the Board approved, an increase in director compensation effective October 23, 2014, as follows: (i) to the independent directors other than the Chairman, $85,000, being $40,000 in cash payable quarterly and $45,000 as an annual stock grant; (ii) to the Chairman, $140,000, being $70,000 in cash payable quarterly and $70,000 as an annual stock grant. The increases in director compensation were based on the Committee’s review of data published by the NACD regarding director compensation and were instituted to bring the compensation paid to directors in line with the NACD statistics.

The number of shares of stock granted pursuant to the annual stock grant to independent directors is determined based on fair market value two (2) days after the later of: (i) the date of the annual shareholder meeting and (ii) the date of the earnings release for the first quarter. The annual stock grants for fiscal year 2013 were granted under the 2010 LTIP and are described in the “Director Compensation” table below.

Target Stock Ownership for Directors

In addition to the compensation described above, under guidelines approved by the Board, the directors are required to achieve a Company common stock ownership target, within five years, of a market value of three times the annual board retainer (consisting of cash and the value of stock grants). The target ownership includes shares paid as a portion of the Board retainer. All of our directors have achieved the target.

Director Compensation Table

Members of the Board of Directors of the Company who are not Named Executive Officers received the following compensation during the fiscal year ended June 30, 2014. Mr. Cary B. Wood, the President and Chief Executive Officer of the Company, did not receive compensation in fiscal year 2014 in his capacity as a member of the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Grants ($) (7)	Total ($)
James D. Fast (1)	51,113	40,012	91,125
Joseph J. Hartnett (2)	29,913	40,012	69,925
Charles R. Kummeth (3)	45,113	40,012	85,125
David P. Molfenter (4)	51,113	40,012	91,125
Douglas R. Schrank (5)	40,813	40,012	80,825
James R. Swartwout (6)	63,338	65,020	128,358
Total	281,403	265,080	546,483

(1)	Mr. Fast received 1,616 shares of common stock of the Company in fiscal year 2014 as compensation for his services as a director. The cumulative number of shares of common stock issued to Mr. Fast as compensation in fiscal year 2014 and all prior fiscal years and outstanding as of 2014 fiscal year end is 11,604.

(2)	Mr. Hartnett received 1,616 shares of common stock of the Company in fiscal year 2014 as compensation for his services as a director. The cumulative number of shares of common stock issued to Mr. Hartnett as compensation in fiscal year 2014 and all prior fiscal years and outstanding as of 2014 fiscal year end is 11,604.

(3)	Mr. Kummeth received 1,616 shares of common stock of the Company in fiscal year 2014 as compensation for his services as a director. The cumulative number of shares of common stock issued to Mr. Kummeth as compensation in fiscal year 2014 and all prior fiscal years and outstanding as of 2014 fiscal year end is 6,022.

(4)	Mr. Molfenter received 1,616 shares of common stock of the Company in fiscal year 2014 as compensation for his services as a director. The cumulative number of shares of common stock issued to Mr. Molfenter as compensation in fiscal year 2014 and all prior fiscal years and outstanding as of 2014 fiscal year end is 13,407.

(5)	Mr. Schrank received 1,616 shares of common stock of the Company in fiscal year 2014 as compensation for his services as a director. The cumulative number of shares of common stock issued to Mr. Schrank as compensation in fiscal year 2014 and all prior fiscal years and outstanding as of 2014 fiscal year end is 11,604.

(6)	Mr. Swartwout is the Chairman of the Board of Directors. Mr. Swartwout received 2,626 shares of common stock of the Company in fiscal year 2014 as compensation for his services as a director. The cumulative number of shares of common stock issued to Mr. Swartwout as compensation in fiscal year 2014 and all prior fiscal years and outstanding as of 2014 fiscal year end is 13,815.

(7)	The amounts shown are the aggregate grant date fair value computed in accordance with ASC Topic 718. The stock awards were granted under the 2010 LTIP.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2014 with management and with the Company’s independent registered public accountants, BDO USA. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee has discussed with BDO USA the matters required to be discussed by Statement on Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Auditing Committees, relating to the conduct of the audit. The Audit Committee has received the written disclosures from BDO USA required by Rule 3526 of the Public Company Accounting Oversight Board (Independence Discussion with Audit Committees), including the letter from BDO USA required by the Public Company Accounting Oversight Board regarding BDO USA’s communications with the Audit Committee, discussed with BDO USA their independence, and considered the compatibility of non-audit services provided by BDO USA with their independence.

Based on the review and discussion described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended June 30, 2014 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for filing with the SEC.

Douglas R. Schrank, Chairman

Joseph J. Hartnett

James R. Swartwout

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions with Related Persons

During fiscal year 2014, the Company was not a participant in any transaction in which any related person had or will have a direct or indirect material interest (nor is the Company a participant in any such transaction that is currently proposed).

Review and Approval of Related Person Transactions

The Company reviews all relationships and transactions in which the Company and the directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Nominating and Corporate Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. Any member of the Nominating and Corporate Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction. Any review of such relationships and transactions is conducted in accordance with the Company’s Code of Business Conduct and Ethics, the Corporate Governance Guidelines, and the Charter of the Nominating and Corporate Governance Committee, as applicable.

SHAREHOLDER PROPOSALS – 2015 MEETING

Shareholder nominations of persons for election to the Board of Directors and any other shareholder proposal to be included in the Proxy Statement and the Proxy for the 2015 Annual Meeting of Shareholders of the Company must be received by the Company not later than May 13, 2015, at its principal executive offices, 425 N. Martingale Road, Suite 2050, Schaumburg, Illinois 60173-2213, Attention: Corporate Secretary. Shareholder proposals to be presented at the 2015 Annual Meeting that will not be included in the Company’s Proxy Statement because they were not received prior to the above date must be received by the Company at this address no later than June 24, 2015. The Company will not consider shareholder proposals for the 2015 Meeting that are received prior to February 24, 2015 and that are not otherwise in compliance with the requirements of Article I, Section 10 of the Code of Regulations or, as applicable, Rule 14a-8 under the Exchange Act.

By Order of the Board of Directors

/s/ Cary B. Wood

Cary B. Wood
October 3, 2014	President and Chief Executive Officer

APPENDIX A

AMENDMENT TO AMENDED AND RESTATED CODE OF REGULATIONS

OF

SPARTON CORPORATION

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED CODE OF REGULATIONS

Effective [ — ], 2014, Sparton Corporation, an Ohio corporation (the “Company”), organized and existing under and by virtue of the Ohio Revised Code, does hereby certify that the Board of Directors of the Company adopted resolutions pursuant to the Ohio Revised Code approving and adopting the following amendment to the Amended and Restated Code of Regulations of the Company, as amended, and recommended the amendment to the shareholders of the Company, and the shareholders have approved such amendment:

Article VII is hereby re-designated as Article VIII and a new Article VII is hereby added:

ARTICLE VII.

FORUM FOR ADJUDICATION OF DISPUTES

Section 1. Forum for Adjudication of Disputes. Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim against the Company or any of its directors, officers or other employees alleging a violation of Corporate Matters, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine shall be a state or federal court located within the State of Ohio shall be the, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company shall be deemed to have notice of and consented to the provisions of this Article VII. “Corporate Matters” means the Corporation Law of the Ohio Revised Code, the Company’s Second Amended Articles of Incorporation, as amended, these Regulations, and the bylaws

IN WITNESS WHEREOF, this Certificate is effective as of the [ — ] day of [ — ], 2014.

SPARTON CORPORATION
By:
Name: Cary B. Wood
Title: President and Chief Executive Officer

A-1

APPENDIX B

SUMMARY OF CERTAIN TERMS OF THE

SPARTON CORPORATION 2010 LONG-TERM STOCK INCENTIVE PLAN

The following summarizes the material features of the 2010 LTIP, other than those described under Proposal 5, above, and is qualified in its entirety by reference to the full text of the 2010 LTIP, which attached to this Proxy Statement as Appendix C.

Plan Benefits

Because awards under the 2010 LTIP are discretionary, no future awards are determinable at this time.

Market Value of Common Stock

On September 12, 2014, the latest practicable date the information was available prior to the printing and mailing of this Proxy Statement, the closing price of a share of the Company’s common stock on the NYSE was $26.79.

Administration of the 2010 LTIP

The 2010 LTIP is administered by the Compensation Committee of the Board of Directors, or such other committee of members of the Board of Directors as the Board may designate from time to time. The Compensation Committee is required to have at least two members who qualify as non-employee directors.

The Compensation Committee is authorized to (a) construe and interpret the 2010 LTIP, the rules and regulations under the 2010 LTIP, and all grants under the 2010 LTIP, (b) adopt, amend and rescind rules and procedures relating to the administration of the 2010 LTIP as, in its opinion, may be advisable in the administration of the 2010 LTIP, and (c) except as provided in the 2010 LTIP, make all other determinations deemed necessary or advisable under the 2010 LTIP. The Compensation Committee may, except to the extent prohibited by applicable law or the listing standards of the NYSE, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by it, including, without limitation, the Company’s Chief Executive Officer. However, the Compensation Committee may not delegate its responsibilities and powers if such delegation would cause an award made to an individual subject to Section 16 of the Exchange Act not to qualify for an exemption from Section 16(b) of the Exchange Act. In addition, it may not delegate its authority with respect to qualified performance-based grants, except to the extent permitted by the performance exception under Section 162(m) of the Code discussed above under Proposal 5.

Amounts of Options

Because options under the 2010 LTIP are discretionary, no future specific grants are determinable at this time.

Cancellation or Suspension of Awards

The Compensation Committee may cancel all or any portion of any award, whether or not vested or deferred, as set forth below. Upon cancellation, the award recipient shall forfeit the award and any benefits attributable to such canceled award or portion thereof. The Compensation Committee may cancel an award if, in its sole discretion, the Compensation Committee determines in good faith that the award recipient has done any of the following: (i) committed a felony; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) was terminated for cause; (vi) engaged in any activity in competition with the business of the Company or any subsidiary or affiliate of the Company; or (vii) engaged in conduct that adversely affected the Company. The Director Corporate Human Resources, or such other person designated from time to time by the Chief Executive Officer of the Company, shall have the power and authority to suspend all or any portion of any award if that delegate makes in good faith the determination described in the preceding sentence. Any such suspension of an award shall remain in effect until the suspension shall be presented to and acted on by the Compensation Committee at its next meeting.

Transferability of Awards

Awards under the 2010 LTIP will be non-transferable except by will or pursuant to the laws of intestacy.

Termination and Amendment of the Plan

The Compensation Committee or the Board of Directors may amend, alter, or discontinue the 2010 LTIP, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of an award recipient with respect to a previously granted award without such award recipient’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange. The Compensation Committee may unilaterally amend the terms of any award previously granted, but no such amendment shall cause a qualified performance-based award to cease to qualify for the exemption under Section 162(m) of the Code or, without the award recipient’s consent, materially impair the rights of any award recipient with respect to an award, except such an amendment made to cause the 2010 LTIP or award to comply with applicable law, stock exchange rules or accounting rules.

Tax Withholding

Participants are required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any taxes that are required to be withheld with respect to grants under the 2010 LTIP. Unless otherwise determined by the Company, the legally required minimum withholding obligations may be settled with shares of the Company’s common stock, including shares that are part of the grant that gives rise to the withholding requirement.

Summary of Federal Income Tax Consequences

A summary of the federal income tax consequences to individuals who receive stock options under the 2010 LTIP, and to the Company as a consequence of granting options, is set forth below. The discussion is based upon interpretations of the relevant tax laws in effect as of September 2014. The Company does not intend for the summary to constitute tax advice to any recipient of an award under the 2010 LTIP or to any other person. Each individual should seek tax advice with respect to the consequences of participating in the 2010 LTIP from his or her personal tax advisor.

Non-qualified Stock Options

An award recipient will not be subject to tax at the time a non-qualified stock option is granted, and no tax deduction is then available to the Company. Upon the exercise of a non-qualified stock option, an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise will be included in the holder’s ordinary income, and the Company will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will generally be treated by the award recipient as either capital gain or capital loss.

Incentive Stock Options (ISOs)

An award recipient will not be subject to regular income tax at the time an ISO is granted or exercised, and no tax deduction is then available to the Company; however, the recipient may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the ISO over the exercise price. Upon disposition of the shares acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the recipient has not disposed of the shares within two years after the date of grant or within one year after the date of exercise and has been employed by the Company at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the recipient disposes of the shares without satisfying both the holding period and employment requirements, the recipient will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price but, in the case of a failure to satisfy the holding period requirement, not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital. The Company is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the recipient recognizes ordinary income on disposition of the shares.

Tax Law Affecting Deferred Compensation

It is the current intention of the Company that no grants under the 2010 LTIP will be subject to Section 409A of the Code. However, any such grant that is made by the Company will comply in all respects with Section 409A of the Code.

Effective Date

The 2010 LTIP was effective as of October 28, 2009, the date it was approved by the shareholders. It will terminate on the tenth (10th) anniversary of that date, unless earlier terminated in accordance with its provisions. Awards outstanding as of the date of termination of the 2010 LTIP shall not be affected or impaired by the termination.

APPENDIX C

SPARTON CORPORATION 2010 LONG-TERM STOCK INCENTIVE PLAN

AND AMENDMENTS

SPARTON CORPORATION

2010 LONG-TERM STOCK OPTION INCENTIVE PLAN

SECTION 1

PURPOSE

The purpose of Sparton Corporation’s 2010 Long-Term Incentive Plan is to align the interests of employees and directors of the Corporation selected to receive awards with those of stockholders by rewarding long term decision-making and actions for the betterment of the Corporation. Accordingly, Eligible Individuals may receive Awards of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units, Performance Awards and Other Stock-Based Awards including grants of Shares. Equity-based compensation assists in the attraction and retention of qualified employees and directors, and provides them with additional incentive to devote their best efforts to pursue and sustain the Corporation’s superior long-term performance. This enhances the value of the Corporation for the benefit of its stockholders.

SECTION 2

DEFINITIONS

A. “Affiliate” means (i) any corporation, partnership, joint venture or other entity that is controlled by the Corporation, whether directly or indirectly, and (ii) any corporation, partnership, joint venture or other entity in which the Corporation has a significant equity interest, as determined by the Committee; provided, however, that with respect to an Award of an Incentive Stock Option and an Award that is subject to Code Section 409A, the term “Affiliate” shall refer solely to a Subsidiary.

B. “Aggregated Plan” means all agreements, methods, programs, and other arrangements sponsored by the Corporation that would be aggregated with this Plan under Section 1.409A-1(c) of the Regulations.

C. “Award” means an Option, a Stock Appreciation Right, a Share of Restricted Stock, a Restricted Stock Unit, a Performance Award, including a Qualified Performance-Based Award, or an Other Stock-Based Award pursuant to the Plan. Each Award shall be evidenced by an Award Agreement.

D. “Award Agreement” means a written agreement, in a form approved by the Committee, which sets forth the terms and conditions of an Award, including, but not limited to, the Performance Period and/or Restriction Period, as appropriate. Agreements shall be subject to the express terms and conditions set forth herein, and to such other terms and conditions not inconsistent with the Plan as the Committee shall deem appropriate.

E. “Award Recipient” means an Eligible Individual who has been granted an Award under the Plan and has entered into an Award Agreement evidencing the grant of such Award or otherwise accepted the terms of an Award Agreement, including by electronic acceptance or acknowledgement.

F. “Beneficiary” means any person(s) designated by an Award Recipient on a beneficiary designation form submitted to the Plan Administrator, or, if no form has been submitted, any person(s) entitled to receive any amounts owing to such Award Recipient under this Plan upon his or her death by reason of having been named in the Award Recipient’s will or trust agreement or having qualified as a taker of the Award Recipient’s property under the laws of intestacy. If an Award Recipient authorizes any person, in writing, to exercise such individual’s Options or Stock Appreciation Rights following the Award Recipient’s death, the term “Beneficiary” shall include any person in whose favor such Options or Stock Appreciation Rights are exercised by the person authorized to exercise the Options or Stock Appreciation Rights.

G. “Board” means the Board of Directors of the Corporation.

H. “Cause” means (1) conviction of the Award Recipient for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling the Award Recipient’s employment duties, (3) willful and deliberate failure on the part of the Award Recipient to perform his or her employment duties in any material respect, or (4) before a Change of Control, such other events as shall be determined by the Committee. Before a Change of Control, the Committee shall, unless otherwise provided in an Individual Agreement with the Award Recipient, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

I. “Change of Control” shall have the meaning set forth in Exhibit A to this Plan.

J. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

K. “Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate, which, with respect to the establishment of Performance Measures, shall be composed solely of not less than two outside directors (as described under Regulations Section 1.162-27(e)(3)), and shall be appointed by and serve at the pleasure of the Board.

L. “Corporation” means Sparton Corporation, an Ohio corporation, and its successors and assigns.

M. “Date of Grant” means the effective date of an Award granted by the Committee to an Award Recipient.

N. “Disabled” or “Disability” means “Totally Disabled” (or any derivation of such term) within the meaning of the Long-Term Disability Plan of Sparton Corporation, or if there is no such plan, “Disability” as determined by the Committee. However, with respect to the rules relating to Incentive Stock Options, the term “Disabled” shall mean disabled as that term is utilized in Sections 422 and 22(e)(3) of the Code, or any successor Code provisions relating to ISOs. Furthermore, with respect to Awards subject to Section 409A of the Code, “Disabled” shall not have either of the prior meanings, but shall mean an Award Recipient’s inability to engage in any substantial gainful activity due to a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

O. “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Corporation, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Corporation and its Affiliates.

P. “Eligible Individual” means any officers, employees and members of the Board of Directors of the Corporation and any officers, employees and directors of its Subsidiaries or Affiliates, and prospective officers and employees who have accepted offers of employment from the Corporation or its Subsidiaries or Affiliates. Notwithstanding the foregoing, an Eligible Individual for purposes of receipt of the grant of an ISO shall be limited to those individuals who are eligible to receive ISOs under rules set forth in the Code and applicable regulations.

Q. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

R. “Fair Market Value” means the closing price of a Share on the New York Stock Exchange; if, however, there is no trading of Shares on the date in question, then the closing price of the Shares as so reported, on the last preceding trading day shall instead be used to determine Fair Market Value. If Fair Market Value for any date in question cannot be determined as provided above, Fair Market Value shall be determined by the

Committee in its good faith discretion based on a reasonable valuation method in accordance with the Regulations and applicable guidance promulgated under Code Section 409A.

S. “Incentive Stock Option” or “ISO Award” means an Option granted pursuant to the Plan that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

T. “Nonqualified Stock Option” or “NQSO Award” means an Option granted pursuant to the Plan that is not intended to be, or does not qualify as, an Incentive Stock Option.

U. “Option” means a Nonqualified Stock Option or an Incentive Stock Option granted pursuant to Section 6(A) of the Plan.

V. “Other Stock-Based Award” means any right granted under Section 6(F) of the Plan.

W. “Performance Award” means any Award, including a Qualified Performance-Based Award, granted pursuant to Section 6(E) of the Plan.

X. “Performance Measures” means the performance goals established by the Committee and relating to a Performance Period in connection with the grant of an Award. In the case of any Qualified Performance-Based Award, such goals shall be (i) based on the attainment of specified levels of one or more of the following measures (a) earnings per share, (b) return measures (including, but not limited to, return on assets, equity or sales), (c) net income (before or after taxes), (d) cash flow (including, but not limited to, operating cash flow and free cash flow), (e) cash flow return on investments, which equals net cash flows divided by owner’s equity, (f) earnings before or after taxes, interest, depreciation and/or amortization, (g) internal rate of return or increase in net present value, (h) gross revenues, (i) gross margins or (j) stock price (including, but not limited to, growth measures and total stockholder return) and (ii) set by the Committee within the time period prescribed by Section 162(m) of the Code. Performance Measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee for a Performance Period. Such Performance Measures may be particular to a line of business, Subsidiary or other unit or may be based on the performance of the Corporation generally. Such Performance Measures may cover the Performance Period(s) as specified by the Committee. Performance Measures may be adjusted by the Committee in its sole discretion to eliminate the unbudgeted effects of charges for restructurings, charges for discontinued operations, charges for extraordinary items and other unusual or non-recurring items of loss or expense, merger related charges, cumulative effect of accounting changes, the unbudgeted financial impact of any acquisition or divestiture made during the applicable Performance Period, and any direct or indirect change in the Federal corporate tax rate affecting the Performance Period, each as defined by generally accepted accounting principles and identified in the audited financial statements, notes to the audited financial statements, management’s discussion and analysis or other Corporation filings with the Securities and Exchange Commission.

Y. “Performance Period” means the period designated by the Committee during which the Performance Measures applicable to an Award shall be measured. The Performance Period shall be established at or before the time of the grant of the Award, and the length of any Performance Period shall be within the discretion of the Committee.

Z. “Plan” means the Sparton Corporation 2010 Long-Term Incentive Plan, as may be amended from time to time.

AA. “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 7.

BB. “Regulations” means the Treasury Regulations promulgated under the Code.

CC. “Restriction Period” means the period designated by the Committee during which Shares of a Restricted Stock Award remain forfeitable or a Restricted Stock Unit Award is subject to vesting requirements.

DD. “Restricted Stock” or “Restricted Stock Award” means an award of Shares pursuant to Section 6(C) of the Plan subject to the terms, conditions and such restrictions as may be determined by the Committee and set forth in the applicable Award Agreement. Shares of Restricted Stock shall constitute issued and outstanding Shares for all corporate purposes.

EE. “Restricted Stock Units” or “Restricted Stock Unit Award” means an Award granted pursuant to Section 6(D) of the Plan denominated in Shares subject to the terms, conditions and restrictions determined by the Committee and set forth in the applicable Award Agreement.

FF. “Retirement” means, unless otherwise provided in an Award Agreement or determined by the Committee, an Award Recipient’s Termination of Employment (or with respect to Awards subject to Code Section 409A, an Award Recipient’s Separation from Service) at or after age 65 or after attainment of both age 55 and ten (10) years of continuous service with the Corporation and Affiliates.

GG. “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

HH. “Separation from Service” means, with respect to any Award that is subject to Code Section 409A, the date on which the Corporation and the Award Recipient reasonably anticipate a permanent reduction in the level of bona fide services performed by the Award Recipient for the Corporation or any Affiliate to 20% or less of the average level of bona fide services performed by the Award Recipient for the Corporation or any Affiliate (whether as an employee or an independent contractor) in the immediately preceding thirty-six (36) months (or the full period of service to the Corporation and any Affiliate if the Award Recipient has been providing services to the Corporation and its Affiliates for less than thirty-six (36) months). The determination of whether a Separation from Service has occurred shall be made by the Plan Administrator in accordance with the provisions of Code Section 409A and the Regulations promulgated thereunder.

II. “Share” means a share of common stock, $1.25 par value, of the Corporation or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 3(C) of the Plan.

JJ. “Specified Employee” means a key employee of the Corporation as defined in Code Section 416(i) without regard to paragraph (5) thereof. The determination of whether an Award Recipient is a Specified Employee shall be made by the Committee as of the specified employee identification date adopted by the Corporation in accordance with the provisions of Code Section 409A and the Regulations promulgated thereunder.

KK. “Stock Appreciation Right” or “SAR Award” means a right granted under Section 6(B) of the Plan.

LL. “Subsidiary” means any entity (other than the Corporation) in an unbroken chain of entities beginning with the Corporation, provided each entity (other than the last entity) in the unbroken chain owns, at the time of the determination, ownership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of ownership interests in one of the other entities in such chain; provided, however, with respect to any Award that is an Incentive Stock Option, the term “Subsidiary” shall refer solely to an entity that is taxed under Federal tax law as a corporation.

MM. “Tax Withholding Date” shall mean the earliest date the obligation to withhold tax with respect to an Award arises.

NN. “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding (subject to earlier termination upon Termination of Employment or otherwise) as specified in the applicable Award Agreement or, to the extent not specified in the Award Agreement, as provided in the Plan.

OO. “Termination of Employment” means the termination of the applicable Award Recipient’s employment or service as a director with the Corporation and any of its Affiliates. An Award Recipient employed by an Affiliate or a division of the Corporation or any of its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Affiliate or division ceases to be an Affiliate or division, as the case may be, and the Award Recipient does not immediately thereafter become an employee or director of the Corporation or an Affiliate. Neither a temporary absence because of illness, vacation or leave of absence nor a transfer among the Corporation and its Affiliates shall be considered a Termination of Employment.

SECTION 3

STOCK SUBJECT TO THE PLAN

A. Plan Maximums. The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be One Million (1,000,000). Shares subject to an Award under the Plan may be authorized and unissued Shares or treasury Shares.

B. Rules for Calculating Shares Delivered. Any Shares covered by an Award that has been granted shall be counted as used under the Plan as of the Date of Grant. To the extent that any Award is forfeited, or any Option or Stock Appreciation Right terminates, expires or lapses without being exercised, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan. The following Shares, however, may not again be made available for issuance in respect of Awards under this Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right; (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award; or (iii) Shares repurchased by the Corporation on the open market with the proceeds of an Option exercise price to settle an Option.

C. Adjustment Provision. In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Corporation (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Corporation or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board shall make appropriate substitutions or adjustments to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the maximum limitation set forth in Section 3(A) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Options and Stock Appreciation Rights, provided that the aggregate exercise price or aggregate grant price of the Options or Stock Appreciation Rights is not less than the aggregate exercise price or aggregate grant price before the Corporate Transaction. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities). Any such adjustments shall be made in a manner that (i) with respect to Awards that are not considered to be deferred compensation within the meaning of Section 409A of the Code as of immediately prior to such adjustment, would not cause such Awards to become deferred compensation subject to Section 409A of the Code and (ii) with respect to Awards that are considered deferred compensation within the meaning of Section 409A of the Code, would not cause such Awards to be non-compliant with the requirements of Section 409A of the Code.

SECTION 4

ADMINISTRATION

A. Committee. The Plan shall be administered by the Committee. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all the powers vested in it by the terms of the Plan, including the following authority, with approval of the Board the Committee may: select Eligible Individuals; make Awards; and determine the type, size, terms and timing of Awards (which need not be uniform). The Committee may also accelerate the vesting of Awards, including upon the occurrence of a Change of Control of the Corporation or an Award Recipient’s Termination of Employment; prescribe the form of the Award Agreement; modify, amend or adjust the terms and conditions of any Award, subject to Sections 7 and 10; adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and make any other determinations it believes necessary or advisable in connection with the administration of the Plan; correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement; establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and otherwise administer the Plan.

B. Procedures. Determinations of the Committee shall be made by a majority vote of its members at a meeting at which a quorum is present or pursuant to a unanimous written consent of its members. A majority of the members of the Committee shall constitute a quorum. Subject to Section 7(D), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. The Committee may authorize any one or more of its members, or any officer of the Corporation, to execute and deliver documents on behalf of the Committee.

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may (i) allocate all or any portion of its responsibilities and powers to any one or more of its members and/or (ii) delegate all or any part of its responsibilities and powers to any person or persons selected by it, provided that, the Committee may not delegate its responsibilities and powers if such delegation would cause an Award made to an individual subject to Section 16 of the Exchange Act not to qualify for an exemption from Section 16(b) of the Exchange Act or cause an Award intended to be a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. Any such allocation or delegation may be revoked by the Committee at any time.

All decisions made by the Committee (or any person or persons to whom the Committee has allocated or delegated all or any portion of its responsibilities and powers in accordance with this Plan) shall be final and binding on all persons, including the Corporation, its Affiliates, Subsidiaries, stockholders, Eligible Individuals, Award Recipients, Beneficiaries and other interested parties.

C. Discretion of the Committee. Subject to Section 6(G), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation, Award Recipients and Eligible Individuals.

D. Cancellation or Suspension of Awards. The Committee may cancel all or any portion of any Award, whether or not vested or deferred, as set forth below in this Section 4(D). Upon cancellation, the Award Recipient shall forfeit the Award and any benefits attributable to such canceled Award or portion thereof. The Committee may cancel an Award if, in its sole discretion, the Committee determines in good faith that the Award Recipient has done any of the following: (i) committed a felony; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) was terminated for Cause; (vi) engaged in any activity in competition with the business of the Corporation or any Subsidiary or Affiliate of the Corporation; or (vii) engaged in conduct that adversely affected the Corporation. The Director Corporate Human Resources, or such other person designated from time to time by the Chief Executive Officer of the Corporation (the “Delegate”), shall have the power and authority to suspend all or any portion of any Award if the Delegate makes in good faith the determination described in the preceding sentence. Any such suspension of an Award shall remain in effect until the suspension shall be presented to and acted on by the Committee at its next meeting.

SECTION 5

ELIGIBILITY

Awards may only be made to Eligible Individuals.

SECTION 6

AWARDS

A. Options. The Committee may grant Options to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate.

1. Exercise Price. The exercise price per Share of an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, and such exercise price may not be decreased during the Term of the Option except pursuant to an adjustment in accordance with Section 3(C).

2. Option Term. The Term of each Option shall be fixed by the Committee and the maximum Term of each Option shall be ten (10) years.

3. Time and Manner of Exercise. The Committee shall determine the time or times at which an Option may be exercised, and the manner in which (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) payment of the exercise price with respect thereto may be made, or deemed to have been made. The Committee may authorize the use of any form of “cashless” exercise of an Option that is legally permissible.

4. Employment Status. Except as provided in paragraphs (a) through (d) below or as may otherwise be provided by the Committee (either at the time of grant of an Option or thereafter), an Award Recipient’s Options and Stock Appreciation Rights shall be immediately forfeited upon his or her Termination of Employment.

a. Retirement. An Award Recipient’s Retirement shall not affect any Option outstanding as of the Termination of Employment due to Retirement other than those granted in the calendar year of Retirement. All Options outstanding as of the Termination of Employment due to Retirement other than those granted in the calendar year of such Termination of Employment shall continue to vest pursuant to the vesting schedule applicable to such Options, and any vested Options outstanding as of the Termination of Employment due to Retirement (including any ISO held by an Award Recipient who is not Disabled) shall continue in full force and effect for the remainder of the Term of the Option. All Options granted in the calendar year of Termination of Employment due to Retirement that have not otherwise vested as of such termination shall terminate upon the date of Retirement.

b. Disability. Upon the cessation of the Award Recipient’s employment or service as a director due to Disability, any Option held by such individual that was exercisable immediately before the Termination of Employment due to Disability shall continue to be exercisable until the earlier of (i) the third anniversary of the Award Recipient’s Termination of Employment (or, in the case of any ISO held by an Award Recipient who is Disabled, the first anniversary of the Award Recipient’s Termination of Employment) and (ii) the expiration of the Term of the Option.

c. Death. Upon the Award Recipient’s death (whether during his or her employment or service as a director with the Corporation or an Affiliate or during any otherwise applicable post-termination exercise period, which in the case of an ISO, shall not exceed three (3) months), any Option held by such individual that was exercisable immediately before the Termination of Employment shall continue to be exercisable by the Beneficiary(ies) of the decedent, until the earlier of (i) the first anniversary of the date of the Award Recipient’s death and (ii) the expiration of the Term of the Option.

d. Other Terminations of Employment. Upon the Award Recipient’s Termination of Employment for any reason other than Retirement, Disability, death or for Cause, any Option held by such individual that was exercisable immediately before the Termination of Employment shall continue to be exercisable until the earlier of (i) the expiration of the three-month period following the Award Recipient’s Termination of Employment and (ii) the expiration of the Term of the Option.

e. Extension or Reduction of Exercise Period. In any of the foregoing circumstances, subject to Section 8, the Committee may extend or shorten the exercise period, but may not extend any such period beyond the Term of the Option as originally established (or, insofar as this paragraph relates to Stock Appreciation Rights, the Term of the SAR Award as originally established). Further, with respect to ISOs, as a condition of any such extension, the holder shall be required to deliver to the Corporation a release which provides that such individual will hold the Corporation and/or Affiliates harmless with respect to any adverse tax consequences the individual may suffer by reason of any such extension.

B. Stock Appreciation Right Awards. The Committee may grant Stock Appreciation Rights to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. The Term of each SAR Award shall be fixed by the Committee and the maximum Term of each SAR Award shall be ten (10) years. A Stock Appreciation Right granted under the Plan shall confer on the Award Recipient a right to receive upon exercise thereof the excess (if any) of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right Award as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the Date of Grant of the Stock Appreciation Right. Subject to the terms of the Plan, the Committee shall determine the grant price, Term, manner of exercise, dates of exercise, methods of settlement (cash, Shares or a combination thereof) and any other terms and conditions of any SAR Award. The Committee may impose such conditions or restrictions on the exercise of any SAR Award as it may deem appropriate. Except as otherwise provided by the Committee or in an Award Agreement, any SAR Award must be exercised during the period of the Award Recipient’s employment or service as a director with the Corporation or Affiliate, provided that the provisions of Section 6(A)(4)(a)-(e) hereof shall apply for purposes of determining the exercise period in the event of the Award Recipient’s Retirement, Disability, death or other Termination of Employment.

C. Restricted Stock Awards. The Committee may make Restricted Stock Awards to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine to be appropriate.

1. Nature of Restrictions. Restricted Stock Awards shall be subject to such restrictions, including Performance Measures, as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Subject to the Committee’s authority under Section 6(C)(3) below, the minimum Restriction Period with respect to a Restricted Stock Award that is subject to restrictions that are Performance Measures shall be one (1) year, and the minimum Restriction Period with respect to a Restricted Stock Award that is subject to restrictions that are not Performance Measures shall be three (3) years. The Committee may, as of the Date of Grant, designate an Award of Restricted Stock that is subject to Performance Measures as a Qualified Performance-Based Award.

2. Stock Certificates. Restricted Stock Awards granted under the Plan shall be evidenced by the issuance of a stock certificate(s), which shall be held by the Corporation. Such certificate(s) shall be registered in the name of the Award Recipient and shall bear an appropriate legend which refers to the restrictions applicable to such Restricted Stock Award. Alternatively, shares of Restricted Stock under the Plan may be recorded in book entry form.

3. Forfeiture; Delivery of Shares. Except as may be otherwise provided in an Award Agreement, upon an Award Recipient’s Termination of Employment (as determined under criteria established by the Committee) during the applicable Restriction Period, all Shares of Restricted Stock shall be immediately forfeited and revert to the Corporation; provided, however, that the Committee may waive, in whole or in part, any or all remaining restrictions applicable to the Restricted Stock Award. Shares comprising any Restricted Stock Award held by the Corporation that are no longer subject to restrictions shall be delivered to the Award Recipient (or his or her Beneficiary) promptly after the applicable restrictions lapse or are waived.

D. Restricted Stock Unit Awards. The Committee may grant Awards of Restricted Stock Units to Eligible Individuals, subject to Section 8 hereof and such other terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. A Restricted Stock Unit shall represent an unfunded, unsecured right to receive one Share or cash equal to the Fair Market Value of a Share.

1. Nature of Restrictions. Restricted Stock Unit Awards shall be subject to such restrictions, including Performance Measures, as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Subject to the Committee’s authority under Section 6(D)(3) below, the minimum Restriction Period with respect to a Restricted Stock Unit Award that is subject to restrictions that are Performance Measures shall be one (1) year, and the minimum Restriction Period with respect to a Restricted Stock Unit Award that is subject to restrictions that are not Performance Measures shall be three (3) years. The Committee may, as of the Date of Grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award.

2. Rights as a Stockholder. An Eligible Individual to whom Restricted Stock Units are granted shall not have any rights of a stockholder of the Corporation with respect to the Share represented by the Restricted Stock Unit Award. If so determined by the Committee, in its sole and absolute discretion, Restricted Stock Units may include a dividend equivalent right, pursuant to which the Award Recipient will either receive cash amounts (either paid currently or on a contingent basis) equivalent to the dividends and other distributions payable with respect to the number of Shares represented by the Restricted Stock Units, or additional Restricted Stock Units with a Fair Market Value equal to such dividends and other distributions, as specified in the Award Agreement. Dividend equivalent rights that the Committee determines are subject to Section 409A of the Code shall be paid or settled in accordance with Section 8 hereof.

3. Forfeiture/Settlement. Except as may be otherwise provided in an Award Agreement, upon an Award Recipient’s Termination of Employment (as determined under criteria established by the Committee) during the applicable Restriction Period, all Restricted Stock Units shall be immediately forfeited; provided, however, that the Committee may waive, in whole or in part, any or all remaining vesting requirements or restrictions applicable to the Restricted Stock Unit Award. Subject to Section 11(D) hereof, an Award of Restricted Stock Units shall be settled in Shares as and when the Restricted Stock Units vest or at a later time permitted under Section 8 hereof and specified by the Committee in the Award Agreement.

E. Performance Awards. The Committee may grant Performance Awards (designated as Qualified Performance-Based Awards or not) to Eligible Individuals in accordance with the provisions of this Section 6(E), subject to Section 8 hereof and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Shares), other securities, other Awards, or other property, and (ii) shall confer on the Award Recipient the right to receive a dollar amount or number of Shares upon the attainment of Performance Measures during any Performance Period, as established by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, the Performance Measures to be achieved during any Performance Period, the length of any Performance Period and the amount of any payment or number of Shares in respect of a Performance Award shall be determined by the Committee.

F. Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards to Eligible Individuals in accordance with the provisions of this Section 6(F), subject to Section 8 hereof and such other additional terms and conditions, including Performance Measures, not inconsistent with the provisions of the Plan, as the Committee shall determine. Other Stock-Based Awards may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan.

G. General. Except as otherwise specified in the Plan or an applicable Award Agreement, the following provisions shall apply to Awards granted under the Plan:

1. Consideration for Awards. Other than the payment of the exercise price or grant price in connection with the exercise of an Option or Stock Appreciation Right, Awards shall be made without monetary consideration or for such minimal monetary consideration as may be required by applicable law. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(C), to decrease the exercise or grant price thereof, be cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise or grant price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Corporation’s stockholders.

2. Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers of Shares to be made by the Corporation or an Affiliate upon the grant, exercise or satisfaction of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, or in installments, and may be made upon vesting or such later date permitted under Section 8 hereof and specified in the applicable Award Agreement, and, in each case, in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

3. Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by an Award Recipient otherwise than by will or by the laws of intestacy; provided, however, that, an Award Recipient may, in the manner established by the Committee, designate a Beneficiary to exercise the rights of the Award Recipient and to receive any property distributable with respect to any Award upon the death of the Award Recipient. Each Award or right under any Award shall be exercisable during the Award Recipient’s lifetime only by the Award Recipient or, if permissible under applicable law, by the Award Recipient’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any Affiliate.

4. Term of Awards. Subject to any specific provisions of the Plan, the term of each Award shall be for such period as may be determined by the Committee.

5. Securities Law Restrictions. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange, any other exchange on which Shares may be eligible to be traded or any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

6. Deferring Awards. Under no circumstances may an Award Recipient elect to defer, until a time or times later than the exercise of an Option or a Stock Appreciation Right or the settlement or distribution of Shares or cash in respect of other Awards, receipt of all or a portion of the Shares or cash subject to such Award, or dividends and dividend equivalents payable thereon.

SECTION 7

QUALIFIED PERFORMANCE-BASED AWARDS

A. Section 162(m) Exemption. The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Award Recipient who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Corporation qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).

B. Limitation on Amendment. Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Measures, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; provided, however, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Measure will be waived upon the death or Disability of the Award Recipient (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption), and (ii) any rights to vesting or accelerated payment on a Change of Control shall apply notwithstanding this Section 7(B).

C. Maximum Cash Award. For purposes of the Section 162(m) Exemption, the maximum amount of compensation payable with respect to an Award granted under the Plan to any Award Recipient who is a “covered employee” (as defined in Section 162(m) of the Code) that is denominated as a dollar amount will not exceed $5,000,000 for any calendar year.

D. Limitation on Action by the Full Board. The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

SECTION 8

SECTION 409A OF THE CODE

It is the intention of the Corporation that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. If the Committee determines that an Award is subject to Section 409A of the Code, then the Award shall be paid or settled only upon the Award Recipient’s death, Disability, or Separation from Service, or upon a Change of Control, or upon such date(s) or pursuant to a schedule designated by the Committee, as specified in the applicable Award Agreement, subject to the following provisions:

1. Delay for Specified Employees. Notwithstanding any provision of this Plan or the terms of an Award Agreement to the contrary, an Award that is granted to a Specified Employee and that is to be paid or settled upon such Specified Employee’s Separation from Service shall not be paid or settled prior to the earlier of (i) the first day of the seventh (7th) month following the date of such Specified Employee’s Separation from Service or (ii) the Specified Employee’s death.

2. Distribution in the Event of Income Inclusion Under Code Section 409A. If an Award fails to meet the requirements of Section 409A of the Code, the Award Recipient may receive payment in connection with the Award before the Award would otherwise be paid, provided, however, that the amount paid to the Award Recipient shall not exceed the lesser of: (i) the amount payable under such Award, or (ii) the amount to be reported pursuant to Section 409A of the Code on the applicable Form W-2 (or Form 1099) as taxable income to the Award Recipient.

3. Distribution Necessary to Satisfy Applicable Tax Withholding. If the Corporation is required to withhold amounts to pay the Award Recipient’s portion of the Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101, 3121(a) or 3121(v)(2) with respect to an amount that is or will be paid to the Award Recipient under the Award before the amount otherwise would be paid, the Committee may withhold an amount equal to the lesser of: (i) the amount payable under such Award, or (ii) the aggregate of the FICA taxes imposed and the income tax withholding related to such amount.

4. Delay in Payments Subject to Code Section 162(m). In the event the Corporation reasonably anticipates that the payment of benefits under an Award would result in the loss of the Corporation’s Federal income tax deduction with respect to such payment due to the application of Code Section 162(m), the Committee may delay the payment of all such benefits under the Award until (i) the first taxable year in which the Corporation reasonably anticipates, or should reasonably anticipate, that if the payment were made during such year, the deduction of such payment would not be barred by application of Code Section 162(m) or (ii) during the period beginning with the date of the Award Recipient’s Separation from Service (or, for Specified Employees, the date which is six (6) months after the date of the Award Recipient’s Separation from Service) and ending on the later of (A) the last day of the taxable year of the

Corporation which includes such date or (B) the 15th day of the third month following the date of the Award Recipient’s Separation from Service (or, for Specified Employees, the date which is six (6) months after the date of the Award Recipient’s Separation from Service).

5. Delay for Payments in Violation of Federal Securities Laws or Other Applicable Law. In the event the Corporation reasonably anticipates that the payment of benefits under an Award would violate Federal securities laws or other applicable law, the Committee may delay the payment until the earliest date at which the Corporation reasonably anticipates that making of such payment would not cause such violation.

6. Delay for Insolvency or Compelling Business Reasons. In the event the Corporation determines that the making of any payment of benefits on the date specified under an Award would jeopardize the ability of the Corporation to continue as a going concern, the Committee may delay the payment of benefits until the first calendar year in which the Corporation notifies the Committee that the payment of benefits would not have such effect.

7. Administrative Delay in Payment. In the case of administrative necessity, the payment of benefits under an Award may be delayed up to the later of the last day of the calendar year in which payment would otherwise be made or the 15th day of the third calendar month following the date on which payment would otherwise be made. Further, if, as a result of events beyond the control of the Award Recipient (or following the Award Recipient’s death, the Award Recipient’s Beneficiary), it is not administratively practicable to calculate the amount of benefits due to the Award Recipient as of the date on which payment would otherwise be made, the payment may be delayed until the first calendar year in which calculation of the amount is administratively practicable.

8. No Award Recipient Election. Notwithstanding the foregoing provisions, if the period during which payment of benefits under an Award will be made occurs, or will occur, in two calendar years, the Award Recipient shall not be permitted to elect the calendar year in which the payment shall be made.

SECTION 9

WITHHOLDING OF TAXES

The Corporation will, if required by applicable law, withhold the minimum statutory amount of Federal, state and/or local withholding taxes no later than the date as of which an amount first becomes includible in the gross income of an Award Recipient for Federal, state, local or foreign income or employment or other tax. Unless otherwise provided in the applicable Award Agreement, each Award Recipient may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment; (ii) by delivery to the Corporation of already-owned Shares which have been held by the individual for at least six (6) months having a Fair Market Value, as of the Tax Withholding Date, sufficient to satisfy the amount of the withholding tax obligation arising from an exercise or vesting of an Award; (iii) by authorizing the Corporation to withhold from the Shares otherwise issuable to the individual pursuant to the exercise or vesting of an Award, a number of shares having a Fair Market Value, as of the Tax Withholding Date, which will satisfy the amount of the withholding tax obligation; or (iv) by a combination of such methods of payment. If the amount requested is not paid, the Corporation may refuse to satisfy the Award. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Award Recipient. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

SECTION 10

AMENDMENT AND TERMINATION

A. Amendments to and Termination of the Plan. The Committee or the Board may amend, alter, or discontinue the Plan at any time by written consent executed by its members, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Award Recipients with respect to a previously granted Award without such Award Recipient’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Corporation’s stockholders to the extent such approval is required by applicable law (including Section 422 of the Code) or the listing standards of the applicable stock exchange.

B. Amendments to Awards. Subject to Section 6(G)(1), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or, without the Award Recipient’s consent, materially impair the rights of any Award Recipient with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules. Furthermore, no amendment may be made to a NQSO Award or a SAR Award which would cause the exercise price or the grant price (as applicable) to be less than 100% of the Fair Market Value of one Share as of the Date of Grant except as provided in Section 3(C).

C. Payment of Benefits Upon Termination of Plan. Upon termination of the Plan, the Corporation may settle any outstanding Award that is not subject to Code Section 409A as soon as is practicable following such termination and may settle any outstanding Award that is subject to Code Section 409A in accordance with one of the following:

1. the termination and liquidation of the Plan within twelve (12) months of a complete dissolution of the Corporation taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A); provided that the amounts deferred under this Plan are included in the Participants’ gross incomes in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received): (i) the calendar year in which the Plan is terminated; (ii) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

2. the termination and liquidation of the Plan pursuant to irrevocable action taken by the Committee or the Corporation within the thirty (30) days preceding or the twelve (12) months following a Change of Control; provided that all Aggregated Plans are terminated and liquidated with respect to each Participant that experienced the Change of Control, so that under the terms of the termination and liquidation, all such Participants are required to receive all amounts of deferred compensation under this Plan and any other Aggregated Plans within twelve (12) months of the date the Committee or the Corporation irrevocably takes all necessary action to terminate and liquidate this Plan and the Committee or the Corporation, as the case may be, takes all necessary action to terminate and liquidate such other Aggregated Plans;

3. the termination and liquidation of the Plan, provided that: (i) the termination and liquidation does not occur proximate to a downturn in the Corporation’s financial health; (2) the Committee or the Corporation, as the case may be, terminates and liquidates all Aggregated Plans; (3) no payments in liquidation of this Plan are made within twelve (12) months of the date the Committee or the Corporation irrevocably takes all necessary action to terminate and liquidate this Plan, other than payments that would be payable under the terms of this Plan if the action to terminate and liquidate this Plan had not occurred; (4) all payments are made within twenty four (24) months of the date on which the Committee or the Corporation irrevocably takes all action necessary to terminate and liquidate this Plan; and (5) the Corporation does not adopt a new Aggregated Plan at any time within three (3) years following the date on which the Committee or the Corporation irrevocably takes all action necessary to terminate and liquidate the Plan.

SECTION 11

MISCELLANEOUS PROVISIONS

A. Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the

Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or Award Agreements made pursuant thereto, with respect to any Award other than an Award that is subject to Code Section 409A, the Corporation shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the applicable stock exchange; (ii) any registration or other qualification of such Shares of the Corporation under any state or Federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or Federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable, and, with respect to any Award that is subject to Code Section 409A, the Corporation shall not be required to issue or deliver any certificate or certificates for Shares under the Plan if the Corporation reasonably anticipates that such issuance or delivery would violate applicable Federal securities laws or other applicable law, provided the Corporation issues or delivers the Shares at the earliest date on which the Corporation reasonably anticipates that such issuance or delivery would not cause such violation.

B. Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Corporation or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees. Participation in the Plan shall not affect an individual’s eligibility to participate in any other benefit or incentive plan of the Corporation.

C. No Contract of Employment or Rights to Awards. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any Subsidiary or Affiliate to terminate the employment of any employee at any time. No employee, director or other person shall have any claim or right to receive an Award under the Plan. Receipt of an Award shall not confer upon the Award Recipient any rights of a stockholder with respect to any Shares subject to such Award except as specifically provided in the Agreement relating to the Award.

D. Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the reinvestment of dividend equivalent rights in additional Restricted Stock Units payable in Shares shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available, such reinvestment of dividends and dividend equivalent rights shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such reinvestment and the terms of which Restricted Stock Units shall provide for settlement in cash.

E. Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Corporation.

F. Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws, except to the extent preempted by Federal law. To the extent that any Award is subject to Code Section 409A, the terms of the Award Agreement and this Plan shall be construed and interpreted in accordance with Code Section 409A and the Regulations and interpretative guidance promulgated thereunder. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

G. Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Corporation to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

H. Expenses. The expenses of the Plan shall be borne by the Corporation.

I. Acceptance of Terms. By accepting an Award under the Plan or payment pursuant to any Award, each Award Recipient, legal representative and Beneficiary shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Committee or the Corporation. A breach by any Award Recipient, his or her Beneficiary(ies), or legal representative, of any restrictions, terms or conditions contained in the Plan, any Award Agreement, or otherwise established by the Committee with respect to any Award will, unless waived in whole or in part by the Committee, cause a forfeiture of such Award.

SECTION 12

EFFECTIVE AND TERMINATION

The Plan was originally adopted and approved by the Executive Committee of the Board on September 8, 2009, to be effective on the date of stockholder approval (the “Effective Date”). The Plan will terminate on the tenth (10th) anniversary of the Effective Date, unless earlier terminated in accordance with Section 10. Awards outstanding as of the date of termination of the Plan shall not be affected or impaired by the termination of the Plan.

EXHIBIT A

CHANGE OF CONTROL

A. For the purpose of this Plan, a “Change of Control” shall mean:

1. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection 1, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection A.3. of this Exhibit A; or

2. Individuals who, as of the date hereof, constitute the Corporation’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the

Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

3. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Corporation’s assets (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the company resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

4. Approval by the Corporation’s stockholders of a complete liquidation or dissolution of the Corporation.

B. With respect to any Award subject to Section 409A of the Code, the above definition of “Change of Control” shall mean:

1. any one person, or more than one person acting as a group, acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation;

2. any one person, or more than one person acting as a group, acquires (or has acquired during any twelve (12) month period) ownership of stock of the Corporation possessing 30% or more of the total voting power of the stock of the Corporation;

3. a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

4. any one person, or more than one person acting as a group, acquires (or has acquired during any twelve (12) month period) assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately before such acquisition or acquisitions. The determination of whether a Change of Control has occurred under this Section B of Exhibit A shall be made by the Committee in accordance with the provisions of Code Section 409A and the Regulations promulgated thereunder.

AMENDMENT TO THE

SPARTON CORPORATION

2010 LONG-TERM INCENTIVE PLAN

Sparton Corporation (“Employer”) has previously adopted the Sparton Corporation 2010 Long-Term Incentive Plan (“Plan”) for the benefit of its Employees.

SECTION 1

RECITALS

1.1 Plan Amendment. Employer has deemed it necessary and desirable to amend the Plan.

1.2 Effective Date of Amendment. This amendment of the Plan shall be effective June 24, 2010.

1.3 Intent. Employer is amending the Plan to modify the definition of Change of Control other than for the application of Section 409A of the Internal Revenue Code.

1.4 Effect of Restatement of Plan. If Employer restates the Plan, this amendment shall remain in effect after the restatement unless the provisions of this amendment are restated or superseded by the restatement.

1.5 Terms. Capitalized words and phrases used in this amendment have the same meanings given to them in the Plan, as amended, or this amendment, unless the language or context clearly indicates that a different meaning was intended.

1.6 Agreement. It is agreed by and between the parties hereto that the Plan shall be amended as follows.

SECTION 2

AMENDMENT TO PLAN

2.1 Change of Control. Exhibit A, CHANGE OF CONTROL, of the Plan is amended by deleting Section A.1. in its entirety and renumbering Section A accordingly.

SECTION 3

REAFFIRMATION OF THE PLAN

3.1 Affirmation. The Plan, as amended, is reaffirmed in all respects.

SECTION 4

SIGNATURES

This Plan amendment is signed on June 24, 2010.

Employer:

Sparton Corporation

By: /s/ Cary B. Wood

Its: President and Chief Executive Officer

SECOND AMENDMENT TO

SPARTON CORPORATION

2010 LONG-TERM INCENTIVE PLAN

Sparton Corporation (Corporation) has previously adopted the Sparton Corporation 2010 Long-Term Incentive Plan (Plan) for the benefit of those individuals selected to participate in the Plan.

SECTION 1

RECITALS

1.1 Amendment. The Corporation has reserved the right to amend the Plan as provided in Section 10(A) of the Plan.

1.2 Summary. The Corporation desires to amend the Plan to allow for the deferral of the payment of certain awards or grants which would be considered deferred and performance based compensation under Section 409A of the Code.

1.3 Effective Date. Except as otherwise provided, this amendment shall be effective for awards or grants made or issued on or after September 1, 2014.

SECTION 2

AMENDMENTS TO PLAN

2.1 Definitions. Section 2 is hereby amended by the addition of the following new Section 2(X) and the re-lettering of the provisions appearing in Section 2 accordingly.

X. “Performance Based Compensation” means compensation the amount of which, or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a Performance Period of at least twelve (12) consecutive months. Organizational or individual performance criteria shall be established by the Committee, in its sole discretion, in writing not later than ninety (90) days after the commencement of the period of service to which the criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established. Performance Based Compensation shall not include any amounts or portion of any amount that will be paid regardless of performance or based on a level of performance that is substantially certain to be met at the time the criteria is established. Performance Based Compensation may be based on subjective performance criteria provided that the subjective criteria are bona fide and relate to the performance of the Award Recipient, a group of Award Recipients that includes the Award Recipient, or a business unit for which the Award Recipient provides services (which may include the entire organization) and the determination that any subjective performance criteria have been satisfied is not made by Award Recipient or a family member of the Award Recipient (as defined in Section 267(c)(4) of the Code, applied as if the family of an Award Recipient includes the spouse of member of the family), or a person under the effective control of the Award Recipient or such a family member, and no amount of the compensation of the person making such determination is effectively controlled, in whole or in part, the Award Recipient or such a family member.

2.2 Deferral of Award or Grant. Section 6(G)(6) of the Plan is amended by deleting Section 6(G)(6) and substituting the following in its place.

6. Deferring Awards. Except as otherwise provided in Section 8, under no circumstances may an Award Recipient elect to defer, until a time or times later than the exercise of an Option or a Stock Appreciation Right or the settlement or distribution of Shares or cash in respect of other Awards, receipt of all or a portion of the Shares or cash subject to such Award, or dividends and dividend equivalents payable thereon.

2.3 Application of Code Section 409A. The first paragraph lead in to Section 8 is deleted and the following substituted in its place.

A. It is the intention of the Corporation that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. If the Committee determines that an Award is subject to Section 409A of the Code, then the Award shall be paid or settled only upon the Award Recipient’s death, Disability, Separation from Service, upon a Change of Control, upon such date(s) or pursuant to a schedule designated by the Committee, or pursuant to a deferral election made by an Award Recipient, as specified in the applicable Award Agreement, subject to the following provisions.

2.4 Deferral Election. Section 8 of the Plan is amended by the addition of the following Section 8(A)(9) at the end thereof.

9. Deferral Elections. In the event that the Committee determines that an Award is deferred compensation subject to Section 409A of the Code and would be otherwise be considered Performance Based Compensation, then the Committee may, in its sole and absolute discretion, permit the Award Recipient to make an election to change the time, but not the form, of payment under the Award in accordance with this subsection and the terms contained in the Award.

(a) Where the Award Recipient obtains a right to an Award subject to this subsection, any election to deferred must be made no later than six (6) months before the end of the Performance Period, provided that the Award Recipient perform services continuously from the later of the beginning of the Performance period or the date the performance criteria are established, through the date the Award Recipient makes the election and no election can be made after the compensation has become readily ascertainable.

(b) Any deferral election shall be irrevocable once made and shall be made on such forms as the Committee deems necessary.

SECTION 3

REAFFIRMATION OF PLAN

3.1 Affirmation of Plan. The Plan, as amended, is reaffirmed in all respects.

SECTION 4

EXECUTION

This Amendment is signed on the date indicated below but effective as provided in Section 1.3.

Sparton Corporation

By: /s/ Larry Brand

Larry Brand

Its: Vice President

Dated: As of August 20, 2014

ANNUAL MEETING OF SHAREHOLDERS OF

SPARTON CORPORATION

October 22, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

       ¢     00003333333300001000    3                                                         102214

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL THE NOMINEES LISTED IN ITEM 1, AND “FOR” ITEMS 2, 3, 4 AND 5:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

To transact such other business as may properly come before the meeting or at any adjournments thereof. Only holders of common stock of record at the close of business on September 12, 2014 are entitled to notice of and to vote at the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournments thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder and as described in the Proxy Statement.	1.	To elect six directors each for a term of one year as set forth in the Proxy Statement.
			FOR	AGAINST	ABSTAIN
		James D. Fast	☐	☐	☐
		Joseph J. Hartnett	☐	☐	☐
		Charles R. Kummeth	☐	☐	☐
		David P. Molfenter	☐	☐	☐
		James R. Swartwout	☐	☐	☐
		Cary B. Wood	☐	☐	☐
	2.	Ratification of the appointment of BDO USA, LLP as independent registered public accountants for the Corporation for the fiscal year ending June 30, 2015 by advisory vote.	☐	☐	☐
	3.	To approve the Named Executive Officer compensation by an advisory vote.	☐	☐	☐
	4.	To approve an amendment to the Corporation’s Amended and Restated Code of Regulations to provide that the State of Ohio will be the exclusive forum for certain legal actions.	☐	☐	☐
	5.	To re-approve the material terms of the performance goals specified in the Sparton Corporation 2010 Long-Term Stock Incentive Plan.	☐	☐	☐
		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

ANNUAL MEETING OF SHAREHOLDERS OF

SPARTON CORPORATION

October 22, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
Vote online until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

i             Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.            i

¢    00003333333300001000    3                                                          102214

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL THE NOMINEES LISTED IN ITEM 1, AND “FOR” ITEMS 2, 3, 4 AND 5:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

To transact such other business as may properly come before the meeting or at any adjournments thereof. Only holders of common stock of record at the close of business on September 12, 2014 are entitled to notice of and to vote at the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournments thereof.	1.	To elect six directors each for a term of one year as set forth in the Proxy Statement.
			FOR	AGAINST	ABSTAIN
		James D. Fast	☐	☐	☐
		Joseph J. Hartnett	☐	☐	☐
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder and as described in the Proxy Statement.		Charles R. Kummeth	☐	☐	☐
		David P. Molfenter	☐	☐	☐
		James R. Swartwout	☐	☐	☐
		Cary B. Wood	☐	☐	☐
	2.	Ratification of the appointment of BDO USA, LLP as independent registered public accountants for the Corporation for the fiscal year ending June 30, 2015 by advisory vote.	☐	☐	☐
	3.	To approve the Named Executive Officer compensation by an advisory vote.	☐	☐	☐
	4.	To approve an amendment to the Corporation’s Amended and Restated Code of Regulations to provide that the State of Ohio will be the exclusive forum for certain legal actions.	☐	☐	☐
	5.	To re-approve the material terms of the performance goals specified in the Sparton Corporation 2010 Long-Term Stock Incentive Plan.	☐	☐	☐
		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

0	¢

SPARTON CORPORATION

425 North Martingale Road | 425 Executive Conference Center Schaumburg, IL 60173-2213

Proxy for Annual Meeting of Shareholders on October 22, 2014

Solicited on Behalf of the Board of Directors

Cary Wood, Donald Pearson and Martin Reilly, and each of them, are hereby appointed proxies of the undersigned with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of SPARTON CORPORATION on Wednesday, October 22, 2014, at 10:00 a.m., CST, or any adjournments thereof, and to vote thereat as designated on this Proxy, all shares of said Corporation which the undersigned would be entitled to vote if personally present.

(Continued and to be signed on the reverse side.)

¢	14475 ¢